UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
Third Coast Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 17, 2025

Dear Fellow Shareholder:

On behalf of our Board of Directors, I invite you to attend the 2025 Annual Meeting of Shareholders of Third Coast Bancshares, Inc. to be held at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338, on Thursday, May 22, 2025, at 10:00 a.m. Central Time.

The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

We appreciate your continued support of our company and look forward to seeing you at the 2025 Annual Meeting.

Sincerely,

Bart O. Caraway Chairman, President and Chief Executive Officer

20202 Highway 59 North, Suite 190

Humble, Texas 77338

(281) 446-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Third Coast Bancshares, Inc.:

The 2025 Annual Meeting of Shareholders (the “annual meeting”) of Third Coast Bancshares, Inc. (the “Company”) will be held on Thursday, May 22, 2025, at 10:00 a.m. Central Time at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338, for the following purposes:

1.

To elect four (4) Class C directors to serve on the board of directors of the Company until the Company’s 2028 annual meeting of shareholders, one (1) Class A director to serve on the board of directors of the Company until the Company’s 2026 annual meeting of shareholders, and one (1) Class B director to serve on the board of directors of the Company until the Company’s 2027 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 24, 2025, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or the voting instruction card provided by your broker, bank or other nominee. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

By Order of the Board of Directors,

Bart O. Caraway Chairman, President and Chief Executive Officer

Humble, Texas

April 17, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 22, 2025: This proxy statement and our Annual Report for the year ended December 31, 2024 are available at www.proxydocs.com/TCBX. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the meeting and vote in person.

Your Vote is Important

A proxy card is enclosed. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet or via telephone pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy in the manner described in the proxy statement at any time before the annual meeting is called to order. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

20202 Highway 59 North, Suite 190

Humble, Texas 77338

(281) 446-7000

PROXY STATEMENT FOR

2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2025

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “TCBX” refer to Third Coast Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Third Coast Bank, a wholly-owned subsidiary of the Company; and references to “TCCC” refer to Third Coast Commercial Capital, Inc., a wholly-owned subsidiary of the Bank. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, par value $1.00 per share (the “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company for use at the 2025 Annual Meeting of Shareholders of the Company to be held on Thursday, May 22, 2025 at 10:00 a.m. Central Time at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338, and any adjournments thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the annual meeting. This proxy statement, the notice of the meeting, the annual report to shareholders on Form 10-K for the year ended December 31, 2024, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about April 17, 2025. You should read the entire proxy statement carefully before voting.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to be Held on May 22, 2025

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.proxydocs.com/TCBX. This website is not a form for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the annual meeting and vote in person and does not use functions that identify you as a visitor to the website.

ABOUT THE ANNUAL MEETING

When and where will the annual meeting be held?

The annual meeting is scheduled to take place at 10:00 a.m. Central Time on May 22, 2025, at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice, including the following:

1.

To elect four (4) Class C directors to serve on the board of directors of the Company until the Company’s 2028 annual meeting of shareholders, one (1) Class A director to serve on the board of directors of the Company until the Company’s 2026 annual meeting of shareholders, and one (1) Class B director to serve on the board of directors of the Company until the Company’s 2027 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who are the nominees for directors?

The following four (4) persons have been nominated for election as Class C directors of the Company:

Martin Basaldua

David Phelps

Reagan Swinbank

Greg Bonnen

The following person has been nominated for election as a Class A director of the Company:

Mary Stich

The following person has been nominated for election as a Class B director of the Company:

Lynn Eisenhart

Who is entitled to vote at the annual meeting?

The holders of record of the Company’s outstanding common stock as of the close of business on March 24, 2025 (the “record date”) will be entitled to vote at the annual meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. On the record date, there were 13,825,286 shares of common stock outstanding and entitled to vote.

How do I vote?

You may vote your shares of common stock either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:

•

indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;

•	go to the website www.proxydocs.com/TCBX and follow the instructions for Internet voting on that website; or

•	vote over the telephone by following the instructions on the proxy card.

Please note that if you are a record holder of our common stock and intend to vote via the Internet or over the telephone, your vote must be received prior to the time that the annual meeting is called to order.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the proxy materials, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The board of directors has appointed Bart O. Caraway and Troy A. Glander to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy card.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card to vote your shares in a timely manner.

To vote the shares that you hold in “street name” in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.

Please note that if you intend to vote your shares in person at the annual meeting, the Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares. This proxy statement and the proxy card have been sent directly to you by Continental Stock Transfer & Trust Company at the Company’s request.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What constitutes a quorum for the annual meeting?

A quorum will be present at a meeting of shareholders if a majority of the outstanding shares of stock of the Company entitled to vote are represented in person or by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s first amended and restated certificate of formation, as amended (the “Certificate of Formation”), prohibits cumulative voting.

What is a broker non-vote?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of the Class C directors, Class A director, and Class B director to the board of directors (Proposal 1).

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for Class C director, Class A director, and Class B director; and

Proposal 2—FOR the ratification of the appointment of Whitley Penn LLP.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for Class C director, Class A director, and Class B director; and

Proposal 2—FOR the ratification of the appointment of Whitley Penn LLP.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Whitley Penn LLP (Proposal 2).

What are my choices when voting?

With respect to the election of directors (Proposal 1), you may vote for the election of the nominee, against the election of the nominee, or abstain from voting on the nominee. With respect to the proposal to ratify the appointment of Whitley Penn LLP (Proposal 2), you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions by:

•

delivering to the Company at any time before the annual meeting is called to order a written notice of revocation addressed to: Third Coast Bancshares, Inc., 20202 Highway 59 North, Suite 190, Humble, Texas 77338, Attn: Secretary;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, no later than the time the annual meeting is called to order, and any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card and following the instructions indicated on the proxy card; or

•

attending the annual meeting and voting in person, and any earlier vote by proxy will be superseded. Your attendance alone at the annual meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the annual meeting is called to order.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1).

Assuming the presence of a quorum, the ratification of Whitley Penn LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) will require the affirmative vote of a majority of the votes cast at the annual meeting regarding that proposal.

How are broker non-votes and abstentions treated?

Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm, and abstentions, are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to one or more nominees for director will not count as votes cast with respect to that director and will not be treated as a vote against such nominee or nominees (Proposal 1).

Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm (Proposal 2).

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The board of directors is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

In addition, the chairman of the meeting has the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, limitations on the time allotted to questions or comments on the affairs of the Company, the establishment of procedures for the maintenance of order and safety, restrictions on entry to such meeting after the time prescribed for the commencement of the annual meeting, and the opening and closing of the voting polls, and all other aspects of the annual meeting.

Where can I find voting results?

The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.

How can I communicate with the board of directors?

To communicate with the board of directors, shareholders should submit their comments by sending written correspondence via mail or courier to Third Coast Bancshares, Inc., 20202 Highway 59 North, Suite 190, Humble, Texas 77338, Attn: Secretary; or via email at leber@thirdcoast.bank. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board of directors if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS

Number of Directors; Term of Office

Our board of directors consists of eleven (11) members and will consist of fourteen (14) members if all director nominees are elected at the annual meeting. In accordance with the Company’s first amended and restated bylaws (the “Bylaws”), the Company’s board of directors is divided into three classes, Class A, Class B and Class C, with each class serving staggered three-year terms as follows:

•	The Class A directors are Mr. W. Donald Brunson, Mr. Bart O. Caraway, Mr. Shelton J. McDonald and Mr. Tony Scavuzzo, and their term will expire at the annual meeting to be held in 2026;

•	The Class B directors are Ms. Carolyn Bailey, Mr. Dennis Bonnen, Mr. Troy A. Glander and Mr. Joseph L. Stunja, and their term will expire at the annual meeting to be held in 2027; and

•	The Class C directors are Dr. Martin Basaldua, Mr. David Phelps and Mr. Reagan Swinbank, and their term will expire at the annual meeting.

Our board of directors has nominated Dr. Martin Basaldua, Mr. David Phelps, Mr. Reagan Swinbank, and Dr. Greg Bonnen as the nominees for election as Class C directors at the annual meeting. Each Class C nominee currently serves as a Class C director, except for Dr. Greg Bonnen. If elected, all Class C nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2028 annual meeting or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal.

Our board of directors has nominated Mary Stich as the nominee for election as a Class A director at the annual meeting. Ms. Stich does not currently serve as a Class A director. If elected, Ms. Stich will serve for a term commencing on the date of the annual meeting and continuing until the 2026 annual meeting or until her successor is duly elected, or until her earlier death, resignation or removal.

Our board of directors has nominated Lynn Eisenhart as the nominee for election as a Class B director at the annual meeting. Ms. Eisenhart does not currently serve as a Class B director. If elected, Ms. Eisenhart will serve for a term commencing on the date of the annual meeting and continuing until the 2027 annual meeting or until her successor is duly elected, or until her earlier death, resignation or removal.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election

The following table sets forth the name, age, and positions with the Company for each nominee for election as a Class C director, Class A director, and Class B director of the Company:

Name of Nominee	Age	Position	Director Since
Class C Director Nominees
Martin Basaldua	74	Director	2013
David Phelps	69	Director	2023
Reagan Swinbank	44	Director	2020
Greg Bonnen	58	Director Nominee	—
Class A Director Nominee
Mary Stich	68	Director Nominee	—
Class B Director Nominee
Lynn Eisenhart	46	Director Nominee	—

The following is a brief discussion of the business and banking background and experience of our Class C, Class A, and Class B director nominees.

Class C Director Nominees

Dr. Martin Basaldua. Dr. Basaldua, 74, is the Company’s Lead Independent Director and has been a director of the Company since 2013 and a director of the Bank since 2008. He has been a licensed medical doctor since 1981. Dr. Basaldua is an active leader in numerous medical related endeavors. He is the founder and president of Vytalus Medical Group, PLLC, a physician group in Kingwood, Texas. He was the co-founder of Kingwood Plaza Hospital (now Kingwood Medical Center Hospital). Dr. Basaldua organized and led the creation of Methodist Medical Group, PLLC (in partnership with the Methodist Hospital at the Texas Medical Center) and served as Chief Executive Officer of Methodist Health Services, LLC. He is also the President of several other organizations, including Pinnacle Executive Services, LLC. Moreover, Dr. Basaldua serves as Chairman of the Board of Memorial Hermann Health Care Collaborative, dba, Unity Health Partners. Dr. Basaldua is also an active civic leader. He has served on the Board of Trustees of the North Harris Montgomery Community College District. He has also served on the Texas Higher Education Coordinating Board and the Texas Strategic Economic Planning Commission. Dr. Basaldua was the founder of the Northeast Harris County Division of the American Heart Association and has also served on or been a member of numerous other civic organizations. Dr. Basaldua holds a medical degree from the University of Texas Health Science Center at San Antonio. He also holds a Bachelor of Arts in Biology from Trinity University and an Associate’s Degree from San Antonio College. Dr. Basaldua’s extensive business experience, community involvement, as well as years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

David Phelps. Mr. Phelps, 69, has been a director of the Company since 2023 and a director of the Bank since 2022. Prior to joining the Bank’s board of directors, Mr. Phelps led the Business Advisory practice of Briggs & Veselka Company from 2004 until his retirement at the end of 2020 in providing internal audit, SOX compliance, accounting support, efficiency analysis, and policy and procedure development services to various industries. During this time, he also led the financial institution practice for the firm providing internal audit, regulatory compliance, SOX compliance, information technology, and loan review consulting services for over 50 financial institutions ranging in size from small community banks to institutions in excess of several billion in assets. Prior to Briggs & Veselka, Mr. Phelps spent five years as a Senior Manager at Grant Thornton (Houston) where he started their consulting practice. The practice included providing advisory services for banks nationally as well as internal audit and Sarbanes Oxley consulting to clients of various industries. He also spent 10 years as the Director of Internal Audit and Risk Management at a public bank. He is a Certified Public Accountant in the state of Texas and past member of the Texas Society of Certified Public Accountants (TSCPA), the American Institute of Certified Public Accountants (AICPA) and the Institute of Internal Auditors (IIA). He served as a Director on the University of Houston Accounting Advisory Board for 10 years. Mr. Phelps earned a Bachelor of Science in Accounting from the University of Houston. Mr. Phelps’s accounting and management experience qualify him to serve on our board of directors.

Reagan Swinbank. Mr. Swinbank, 44, has been a director of the Company and the Bank since 2020. Prior to becoming a director of the Company and the Bank, Mr. Swinbank served as a board member of Heritage Bancorp, Inc. and Heritage Bank from 2017 until the consummation of our merger with Heritage Bancorp, Inc. Mr. Swinbank is a partner at Sprint Transport, and actively manages all of the Sprint Companies. Sprint focuses on industrial service companies along the Texas and Louisiana Gulf Coast. Mr. Swinbank is a 2003 graduate of Texas A&M University with a Bachelor of Business Administration in Finance, and lifelong Houstonian. Mr. Swinbank’s broad business experience and banking experience serving as a director of Heritage Bancorp, Inc. and Heritage Bank, qualify him to serve on our board of directors.

Dr. Greg Bonnen. Dr. Bonnen, 58, has served as an advisory director of the Company since 2023 and a director of the Bank since 2020. Dr. Bonnen has lived along the Texas Gulf Coast his entire life. After graduating from Texas A&M, Dr. Bonnen attended medical school at UTMB where he also completed his residency in neurosurgery and served as an assistant professor before founding the Texas Brain and Spine Center. Dr. Bonnen serves as President of the Board of Directors for the Medical Strategic Network, a faith-based coalition of healthcare professionals. Dr. Bonnen has worked for numerous other church and charitable organizations, donating his time and skills as a doctor to overseas missions in Haiti, Cuba, Mexico and the Philippines. Dr. Bonnen co-founded Houston Physician’s Hospital in 2003 along with his partners and has served as Chairman of the Board since 2006. The hospital now employs nearly over 300 full-time staff serving the Southeast Texas Gulf Coast community. Since 2013, Dr. Bonnen has been a member of the Texas House of Representatives and Chairman of the Appropriations Committee since 2021. Dr. Bonnen’s extensive business experience and community involvement qualify him to serve on our board of directors.

Class A Director Nominee

Mary Stich. Ms. Stich, 68, has served as an advisory director of the Company since 2023 and a director of the Bank since 2024. She is a business lawyer who began her career in the 1980s. She has served as an executive, C-suite advisor, and deputy general counsel for public and private companies across all business functions in multiple legal practice areas including commercial disputes, HR and employment law, executive agreements, risk management, insurance and compliance, intellectual property, data protection and privacy. She is former vice-president and deputy general counsel at Rackspace Technology (RXT), a multi-cloud technology solutions company headquartered in San Antonio, Texas, where she led a global team. Ms. Stich is a former shareholder and partner at the commercial law firm Cox & Smith Incorporated (now Dykema) and former chief litigation and employment counsel at iHeart Media. She is currently in private practice and is licensed to practice law in the State of Texas and before the U.S Supreme Court. Ms. Stich obtained a Bachelor of Arts degree from St. Mary’s University and a Doctor of Jurisprudence (J.D.) from St. Mary’s University School of Law. She graduated with academic honors. Ms. Stich is a recognized community leader and contributor. She received the Ethical Life Award from the Association of Corporate Counsel and the President’s Award from the San Antonio Bar Association. She is a recipient of the Belva Lockwood Outstanding Lawyer Award from the Bexar County Women’s Bar Association. Ms. Stich was awarded a Women’s Leadership Award and Outstanding Lawyer Award from the San Antonio Business Journal. She is on the board of directors of Goodwill Industries of San Antonio where she chairs the Mission Committee and served on the selection committee for the CEO. She provides pro bono legal services as a volunteer for the San Antonio Legal Services Association where she has also served as an officer and director of the board. She is on the Board of Trustees of St. Mary’s University and is a former member of the Board of Visitors for St. Mary’s University School of Law where she previously served as an Associate Dean. In 2024, Ms. Stich completed the Bank Director® Director’s Certification program. She is a former board member and past president of the Association of Corporate Counsel – South Texas. She is a founding member and former president of the Bexar County Women’s Bar Association. She is a former treasurer of the San Antonio Bar Association. Ms. Stich’s significant business and legal experience and community involvement qualify her to serve on our board of directors.

Class B Director Nominee

Lynn Eisenhart. Ms. Eisenhart, 46, has served as an advisory director of the Company and a director of the Bank since 2024. She is a prominent figure in the world of strategic investments, having most recently served as part of the leadership team for the Bill & Melinda Gates Foundation’s $2.5 billion Strategic Investment Fund. She spearheads the foundation’s global fintech investment initiatives across Africa, Asia, and the United States. Prior to this, Ms. Eisenhart was the head strategic advisor to Melinda French Gates, Co-Chair of the Gates Foundation. Before joining the Gates Foundation, Ms. Eisenhart made significant contributions to the fintech industry through her corporate strategy role at T-Mobile, where she developed a fintech joint venture. Her career also includes a tenure as a retail banking Vice President at Washington Mutual (now part of JP Morgan Chase), where she designed innovative customer banking and payment products. Additionally, she has led technology management initiatives for various clients during her time at Accenture. Ms. Eisenhart’s academic background is equally impressive: she holds a Bachelor of Science degree in Foreign Service from Georgetown University and an MBA from Yale University. Born in Texas to first-generation immigrants, Ms. Eisenhart now resides in Washington with her husband and two children. Ms. Eisenhart’s extensive business experience and investment knowledge qualify her to serve on our board of directors.

Election Procedures

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the election of each of the nominees for Class C director, Class A director, and Class B director. This means the four (4) Class C director nominees, one (1) Class A director nominee, and one (1) Class B director nominee will be elected if the number of shares voted “for” a nominee exceeds the number of shares voted against that nominee (with “abstentions” and “broker non-votes” not counted as votes cast with respect to that nominee).

Unless instructed to abstain or vote against one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If instructed to abstain or vote against one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, for whom no instruction to abstain or vote against has been given.

If a nominee becomes unavailable to serve as a Class C director, Class A director, or Class B director, as applicable, for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve as a Class C director, Class A director, or Class B director, as applicable. All of the nominees have consented to being named herein and to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

The following is a brief discussion of the business and banking background and experience of our continuing directors that will stand for re-election at the annual meeting of shareholders to be held in 2026 or 2027, as applicable.

Class A Directors with a Term Expiring in 2026

W. Donald Brunson. Mr. Brunson, 80, has been a director of the Company and the Bank since 2019. Mr. Brunson has been involved in commercial banking and asset-based lending for over 50 years, specializing in lending to privately owned businesses in the Greater Houston market. Prior to starting his career in banking, Mr. Brunson spent three years in public accounting with Price Waterhouse & Co. (now known as PricewaterhouseCoopers) and became a CPA in the early 70s. He started his banking career with Allied Bank of Texas in 1969 and was a Vice President in commercial lending for seven years. Mr. Brunson joined Northwest Crossing National Bank in 1982 as its first CEO and President. The bank grew to over $500 million in assets, and the bank was the predecessor to Amegy Bank. After departing Amegy, Mr. Brunson joined American Prudential Capital, specializing in asset based and accounts receivable lending. He was the co-founder and Chairman of the Board of Bank of Houston. In 2016, Mr. Brunson joined Fortiter Wealth Management as Senior Relationship Manager working in Marketing and Sales and retired in late 2022. Mr. Brunson graduated with a Bachelor of Science in Accountancy from Louisiana Tech University. Mr. Brunson’s extensive banking and financial experience qualify him to serve on our board of directors.

Bart O. Caraway. Mr. Caraway, 54, serves as the Founder, Chairman, President and Chief Executive Officer of the Company and the Bank. Mr. Caraway has been a director of the Company since formation in 2013 and a director of the Bank since its organization in 2008. He is also Chairman, President and Chief Executive Officer and a director of Third Coast Commercial Capital. Mr. Caraway began his career in the early 1990s in banking and public accounting and is a Texas licensed attorney and Certified Public Accountant. Prior to founding the Bank, he served in executive roles at several community banks. Mr. Caraway also created and developed the role of Director of Financial Institution Services for Briggs & Veselka Co. (merged into Crowe LLP) and was responsible for developing the firm’s financial institution and consulting practice, including bank audit and attestation services; internal audit services; loan reviews; risk assessments; de novo bank chartering; and consulting for mergers and acquisitions, strategic planning, compliance, and management advisory services. Mr. Caraway was named the 2023 Honoree Most Admired CEO by Houston Business Journal and a 2022 Finalist EY Entrepreneur of the Year. Mr. Caraway graduated from the University of Texas at Austin with a Bachelor of Business Administration degree in Accounting in 1992 and has been a Certified Public Accountant since 1996. Thereafter, he earned a law degree from the University of Houston Law School and has been licensed to practice law since 1999. Mr. Caraway’s deep institutional knowledge and extensive banking and accounting experience, long-standing business and banking relationships in our markets, as well as years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

Shelton J. McDonald. Mr. McDonald, 45, has been a director of the Company and the Bank since 2019. Mr. McDonald is an attorney and in April 2024, he was appointed President and Chief Executive Officer of Joslin Construction Texas, LLC and he remains President and Chief Legal Officer of The Joslin Group, LLC, which oversees a portfolio of companies that specialize in civil construction, precast concrete manufacturing, heavy equipment rental and commercial real estate investment. From November 2015 to April 2024, Mr. McDonald served as the Chief Operations Officer and General Counsel, and then as Chief Strategy Officer and General Counsel, for Joslin Construction Texas, LLC and affiliated companies. He is also a Principal and Chief Operations Officer for Kopis Capital Management, LLC. Prior to Joslin, he spent eleven years in the practice of business law at Houston-area law firms and has been licensed to practice law by the State Bar of Texas since 2005 and the Idaho State Bar since 2021. Mr. McDonald earned his Doctor of Jurisprudence (J.D.) from South Texas College of Law and a Bachelor of Business Administration in Finance and Real Estate from Baylor University. He also has a Series 3 and Series 65 license. Mr. McDonald’s extensive business and legal experience and investment knowledge qualify him to serve on our board of directors.

Tony Scavuzzo. Mr. Scavuzzo, 43, has been a director of the Company and the Bank since 2022. Mr. Scavuzzo is a Managing Principal of Castle Creek®, an alternative asset management firm focused on the community banking industry, and has been at the firm since 2009. He sits on the Investment Committee for the Castle Creek funds and is on the board of directors at several portfolio companies including Blue Ridge Bankshares, Pathfinder Bancorp, McGregor Bancshares, Texas Community Bancshares, and Central Payments LLC. His previous board experience includes over a dozen other companies, including Enterprise Financial Services Corp and Guaranty Federal Bancshares. He also serves on various board committees regarding governance, compensation, risk, and asset/liability management. Mr. Scavuzzo is also a member of the Investment Committee for Castle Creek Launchpad Fund I, a venture capital fund focused on the intersection of Fintech and Community Banking. Prior to joining Castle Creek, Mr. Scavuzzo worked in an operating role for the Chief Executive Officer at MB Financial Bank in Chicago where he was responsible for evaluation of merger and acquisition opportunities and capital investment strategy. He also held positions in various departments including corporate treasury, asset/liability management, wealth management, and credit analysis. Mr. Scavuzzo is currently a member of the Board of Trustees for the Dallas Police and Fire Pension System and a member of the CFA Society of Dallas/Fort Worth. He is also a member of The Dallas Petroleum Club. He was formerly Treasurer and a member of the board of directors for the CFA Society of San Diego and past Chairman of the Finance Committee for the CFA Society of Chicago. Mr. Scavuzzo received his Master of Business Administration from the University of Chicago Booth School of Business and graduated with a Bachelor of Business Administration in Finance from the University of Iowa. He is also a CFA Charter holder. Mr. Scavuzzo’s extensive bank operating experience, including experience in wealth management, asset liability and investment, and mergers and acquisitions, as well as his significant board committee experience in risk, compensation, and asset liability and investment, qualify him to serve on our board of directors.

Class B Directors with a Term Expiring in 2027

Carolyn Bailey. Ms. Bailey, 63, has been a director of the Company and the Bank since 2020. Ms. Bailey’s career began in the early 1990s and includes combined industry and consulting experience in assisting large multinational companies with complex federal, state and international income tax compliance, accounting and tax department operational and technology issues. She was a partner in tax services at Ernst & Young from 2007 until her retirement in 2019, and has served in various roles including America’s Digital Tax Administration Services Leader and the US Business Tax Compliance Leader. Prior to Ernst & Young, she was the Director of Income Tax Reporting and Accounting for Continental Airlines and Director of Income Tax Reporting and Accounting for GE Capital. Ms. Bailey holds a Certified Public Accountant certification in the State of Texas and a Bachelor of Science in Accountancy from Wright State University in Fairborn, Ohio. Ms. Bailey has served as an adjunct professor at the University of Houston since August 2023, where she teaches business courses to undergraduate students in the Wolff Center for Entrepreneurship. Ms. Bailey’s accounting and management experience qualify her to serve on our board of directors.

Dennis Bonnen. Mr. Bonnen, 53, has been a director of the Company and the Bank since 2020. Mr. Bonnen has many years of experience as a proven successful banker and founded Heritage Bank in 2008 where he served as President, Chairman, and Chief Executive Officer until the consummation of our merger with Heritage Bancorp, Inc. Mr. Bonnen has also served as President, Business Strategy of R&K Distributors, a beverage distributor. He currently is the founding partner of Second Floor Strategies, a corporate strategic consulting firm. Prior to founding Heritage Bank, he held executive positions with First Community Bank, Wells Fargo Bank, and Moody National Bank. In addition, Mr. Bonnen served in the Texas Legislature from 1997 to 2021 and served as the Speaker of the Texas House of Representatives from January 2019 to January 2021. Prior to becoming Speaker of the House, Mr. Bonnen served for the past three legislative sessions as Speaker Pro Tempore and chaired a number of committees focused on economic development, tax policy, insurance, education and many others. He dedicates his time to several business and charitable organization boards in Brazoria County. In 2009, he was named one of the top 40 Houston business leaders under the age of 40 by the Houston Business Journal. Mr. Bonnen is a graduate of St. Edwards University. Mr. Bonnen’s leadership experience and extensive market knowledge qualify him to serve on our board of directors.

Troy A. Glander. Mr. Glander, 54, has been a director of the Company since 2013 and a director of the Bank since 2008. He is a partner with Nava & Glander, PLLC and practices primarily in the area of business litigation. He has been a member of the law firm since 2013 and has also served as President of the firm since that time. Mr. Glander has been recognized as a Texas Monthly Magazine “Rising Star”, the SA Longhorns Club and Texas Exes’ “Longhorn of the Year”, and a Texas Monthly Magazine “Super Lawyer.” He has also been recognized as a “Top Attorney in Texas” by Texas Monthly and a “Top Lawyer” by S.A. Scene and is a recipient of AT&T’s “In the Trenches” award, Brown & Brown’s “Peacemaker” award, and the Longhorn Foundation’s “Excellence in Leadership” award. Mr. Glander obtained a Bachelor of Business Administration from The University of Texas at Austin and a Doctor of Jurisprudence (J.D.) from St. Mary’s University School of Law. Mr. Glander is a member of the Million Dollar Advocates Forum, Association of Trial Lawyers of America, State Bar of Texas, Texas Association of Defense Counsel, and San Antonio Bar Association. He is a Fellow of the Texas Bar Foundation. He has served on the board of directors for the Texas Association of Defense Counsel and Texas Exes and chaired their Chapter Advisory Board. He was a director of the San Antonio Texas Exes and is a Past-President of the Chapter. He was a director of the San Antonio Longhorn Foundation and is the Past-President of that organization. Mr. Glander’s significant business and legal experience and community involvement, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

Joseph L. Stunja. Mr. Stunja, 72, has served as a director of the Company since 2013 and a director of the Bank since 2008. From August 2016 to December 2019, Mr. Stunja served as Business Development Officer of the Bank. From June 2010 to January 2016, Mr. Stunja also served as director and Treasurer of the San Jacinto River Authority. He retired from Friendswood Development Company in 2012 after 34 years of service and numerous assignments leading up to his role as past president of Friendswood Development Company. Friendswood Development Company, a Lennar Company, was previously a subsidiary of Exxon and developed the Kingwood community. Mr. Stunja and his wife, Tracy, co-owned and operated RE/MAX Associates Northeast, one of the largest real estate agencies in Houston, from 1998 to 2010. He has also been intimately involved in the community. He has served on: the Lake Houston Area (formerly, Humble Area) Chamber of Commerce Board from 1993 to 2012, the Board of the Lake Houston YMCA from 1996 to 2002, Director of the Kingwood Super Neighborhood Council from 2002 to 2012, and The Clubs of Kingwood Board of Governors from 2003 to 2005. Mr. Stunja is also the co-founder and former chairman of the Lake Houston Tax Increment Reinvestment Zone. He has also participated in numerous community advisory committees and philanthropic initiatives. Mr. Stunja earned a Bachelor of Science in Industrial Engineering, as well as a Master of Business Administration, from Pennsylvania State University. Mr. Stunja’s broad business and real estate experience and community involvement, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board of directors has appointed Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. The board of directors is seeking ratification of the appointment of Whitley Penn LLP for the 2025 fiscal year. Shareholder ratification of the selection of Whitley Penn LLP as our independent registered public accounting firm for the 2025 fiscal year is not required by our Bylaws, state law or otherwise. However, the board of directors is submitting the selection of Whitley Penn LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Whitley Penn LLP for future services.

At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Whitley Penn LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

BOARD AND COMMITTEE MATTERS

Board Meetings

Our board of directors met 12 times during the 2024 fiscal year (including regularly scheduled and special meetings). During fiscal year 2024, each director participated in at least 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board of directors on which he or she served (during the period that he or she served).

Director Attendance at Annual Meeting

We encourage all directors to attend the annual meeting of shareholders although we recognize that conflicts may arise that will prevent a director from attending an annual meeting. Nine of our directors attended the 2024 annual meeting of shareholders. We anticipate all of our nominees for election will attend the upcoming annual meeting.

Board Composition

The size of our board of directors is currently set at 11 members. In accordance with the Certificate of Formation, members of the board of directors are divided into three classes, Class A, Class B and Class C. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of Class A and Class B directors will expire at the annual meeting of shareholders to be held in 2026 and 2027, respectively. The term of office of our current Class C directors will expire at this year’s annual meeting of shareholders and the term of office for the Class C directors elected at this year’s annual meeting of shareholders will expire in 2028. There are no family relationships of first cousin or closer among our directors or officers by blood, marriage or adoption, except that Mr. Dennis Bonnen, a director of the Company and the Bank, is the brother of Dr. Greg Bonnen, a Class C director nominee and a director of the Bank.

Except as fixed by the board of directors pursuant to the Certificate of Formation, any vacancy occurring in the board of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of the majority of the remaining directors (even if the remaining directors constitute less than a quorum of the full board of directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. Except as fixed by the board of directors pursuant to the Certificate of Formation, any vacancy to be filled because of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the board of directors may not fill more than two vacancies created by an increase in the number of directors during the period between two successive annual meetings of the shareholders.

As discussed in greater detail below, the board of directors has affirmatively determined that 11 of our 14 current directors and director nominees qualify as independent directors under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the SEC.

Director Independence

Under the rules of Nasdaq, a majority of the members of our board of directors are required to be independent. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of each director and director nominee based upon these rules. Applying these rules, our board of directors has affirmatively determined that, with the exception of Messrs. Dennis Bonnen, Greg Bonnen and Caraway, each of our current directors and director nominees qualifies as an independent director under applicable rules. In making these determinations, our board of directors considered the current and prior relationships that each director and director nominee has and has had with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of common stock by each director and director nominee, and the transactions described under the section titled “Certain Relationships and Related Person Transactions” in this proxy statement.

Board Leadership Structure

Bart O. Caraway currently serves as our Chairman, President and Chief Executive Officer. Mr. Caraway has been a director of the Company since formation in 2013 and a director of the Bank since organization in 2008. Mr. Caraway’s primary duties are to lead our board of directors in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board of directors believes that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the board of directors. The board of directors has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of the Company and the banking industry. The board of directors views this arrangement as also providing an efficient nexus between the Company and the board of directors, enabling the board of directors to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board of directors in a timely manner.

The board of directors further believes that the combined Chief Executive Officer and Chairman of the Board structure currently is in the best interests of the Company’s shareholders because the Corporate Governance and Nominating Committee, which consists entirely of independent directors, appoints a Lead Independent Director to preside at the executive sessions of the board of directors, and the combined structure does not hinder board of directors independence. The Lead Independent Director serves for a term of at least one year. Currently, Dr. Martin Basaldua serves as the Lead Independent Director. In addition to presiding over the executive sessions of the board of directors, the Lead Independent Director also provides independent leadership of the independent directors, provides feedback to management from the board of directors’ executive sessions, assists the Chief Executive Officer with setting board of directors meeting agendas as requested, assists in the board of directors’ risk oversight and performs such other functions as the independent directors may designate from time to time.

Risk Management and Oversight

Our board of directors is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board of directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board of directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “—Committees of the Board.”

Director Nominations

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board of directors. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board of directors and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board of directors. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates proposed by shareholders that are recommended in accordance with the procedures set forth in our Bylaws, which are summarized generally in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.”

Criteria for Director Nominees

The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it identifies and recommends individuals to be selected by our board of directors as nominees for election to the board of directors. In addition to reviewing the background and qualifications of the individuals considered in the selection of candidates, the Corporate Governance and Nominating Committee looks at a number of attributes and criteria, including: experience, skills, expertise, diversity, personal and professional integrity, ethics, professional judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the board of directors. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the board of directors and Corporate Governance and Nominating Committee believe that it is essential that the board members represent diverse viewpoints.

In addition, prior to nominating an existing director for re-election to the board of directors, the Corporate Governance and Nominating Committee considers and reviews such director’s board of directors and committee attendance and performance; length of board of directors service; experience, skills and contributions that the existing director brings to the board of directors; independence; and any significant change in the director’s status, including the attributes considered for initial membership on our board of directors.

Process for Identifying and Evaluating Director Nominees

Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the board of directors, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recommending, interviewing and selecting individuals who may be nominated for election to the board of directors.

The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is set forth below.

Identification. For purposes of identifying nominees for the board of directors, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the board of directors as well as their knowledge of members of the communities served by the Company. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth in our Bylaws and which are summarized generally below in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.” The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee will review the qualifications and independence of individuals being considered as director candidates, including persons proposed by shareholders or others. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders for Director Nominations

Any shareholder of the Company entitled to vote in the election of directors may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as director at a meeting only if such shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations. To be timely, a shareholder’s notice given in the context of an annual meeting of shareholders must be delivered to or mailed and received at the principal executive office of the Company not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date, then to be timely the notice must be received by the Company no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the seventh calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. Any adjournment or postponement of an annual meeting will not commence a new time period for the purposes of giving notice.

To be in proper written form, a shareholder’s notice to the Secretary of the Company must set forth:

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as to each person whom the shareholder proposes to nominate for election or re-election as a director the class of director for which such person is nominated and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

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as to the shareholder giving the notice, the name and address of such shareholder and any shareholder associated person as they appear on the Company’s books; the class and number of shares of the Company’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and associated person with respect to the Company’s securities;

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a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any shareholder associated person, on the one hand, and the proposed nominee or nominees, and such nominee’s affiliates and associates, or others acting in concert with the nominee, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any Shareholder Associated Person on whose behalf the nomination is made, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•	a completed independence questionnaire regarding the proposed nominee or nominees;

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a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director;

•	a written representation from such proposed nominee or nominees that they comply with all applicable corporate governance policies and eligibility requirements; and

•	any other information reasonably requested by the Company.

Shareholder nominations should be submitted to the Secretary and the Chairman of the Corporate Governance and Nominating Committee of Third Coast Bancshares, Inc., Attn: Secretary, 20202 Highway 59 North, Suite 190, Humble, Texas, 77338.

A nomination not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting. The Corporate Governance and Nominating Committee has the power and duty to determine whether a nomination was made in accordance with procedures set forth above and, if any nomination is not in compliance with the procedures set forth above, to declare that such defective nomination will be disregarded.

Committees of the Board

Our board of directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Our board of directors may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and the Certificate of Formation and Bylaws.

Audit Committee

The members of our Audit Committee are Ms. Carolyn Bailey, Mr. W. Donald Brunson, Mr. Troy A. Glander, Mr. Shelton McDonald and Mr. David Phelps, with Ms. Carolyn Bailey serving as Chair of the Audit Committee. Our board of directors has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that each (i) is an “independent director” under Nasdaq rules, (ii) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (iii) has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Ms. Bailey is a financial expert and has the financial sophistication required of at least one member of the Audit Committee by Nasdaq rules due to her experience and background. Our board of directors has also determined that Ms. Bailey qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee met ten times in 2024.

The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the following, among other things:

•	selecting and overseeing our independent auditor for the purpose of preparing or issuing an audit report or related work;

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approving all fees and terms of engagement of our independent auditor, and approving in advance all audit and non-audit services to be performed by the independent auditor and any other registered public accounting firm;

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reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to address such issues;

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reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for independent auditor rotation in accordance with applicable laws, rules and regulations;

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resolving any disagreements regarding financial reporting between management and the independent auditor, and reviewing with our independent auditor any audit problems, disagreements or difficulties and management’s response thereto;

•	overseeing our internal audit function;

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reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and

•	meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures.

The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Compensation Committee

The members of our Compensation Committee are Ms. Carolyn Bailey, Dr. Martin Basaldua, Mr. Troy A. Glander, Mr. Shelton McDonald and Mr. Tony Scavuzzo, with Mr. Glander serving as Chair of the Compensation Committee. Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq rules. Our board of directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met four times in 2024. The Compensation Committee charter requires the Compensation Committee to meet at least once annually.

The purpose of the Compensation Committee is to assist the board of directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure establishes appropriate incentives and meets our corporate objectives, the compensation of our executive officers and the administration of our compensation and benefit plans.

The Compensation Committee has responsibility for, among other things:

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reviewing and recommending the annual compensation, annual incentive opportunities and any other matter relating to the compensation of our executive officers; all employment agreements, severance or termination agreements, change in control agreements or similar agreements between an executive officer and the Company;

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reviewing and recommending the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;

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taking all actions required or permitted under the terms of our compensation and benefit plans, with separate but concurrent authority, and reviewing at least annually the overall performance, operation and administration of our compensation and benefit plans;

•	reviewing and recommending action by the board of directors with respect to various other matters in connection with each of our compensation and benefit plans;

•	consulting with the Chief Executive Officer regarding equity-based incentive compensation and incentive-based compensation payable to employees other than our executive officers;

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consulting with the Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;

•	reviewing the performance of our executive officers for each fiscal year;

•	overseeing and making recommendations regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters; and

•	reviewing and making recommendations to the board of directors with respect to non-employee directors for their service on the board of directors and board committees.

The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

During 2024, the Compensation Committee engaged Hunt Financial Group (“HFG”) as its independent compensation consultant to obtain objective, expert advice on the Company’s executive compensation program and practices. Pursuant to the engagement, HFG provided the Compensation Committee with information regarding the competitive market for executive talent and compensation trends, assisted the Compensation Committee with the identification and approval of an appropriate peer group against which to benchmark the elements of the Company’s executive compensation program, and made recommendations regarding the Company’s executive compensation program. The Compensation Committee has assessed the independence of HFG pursuant to the rules of the SEC and concluded that its work for the Compensation Committee did not raise any conflicts of interest during 2024.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are Dr. Martin Basaldua, Mr. W. Donald Brunson, Mr. Troy A. Glander and Mr. Shelton McDonald, with Dr. Basaldua serving as Chair of our Corporate Governance and Nominating Committee. Our board of directors has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an “independent director” under Nasdaq rules. The Corporate Governance and Nominating Committee met five times in 2024. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2024.

The Corporate Governance and Nominating Committee has responsibility for, among other things:

•	reviewing the performance of our board of directors and each of its committees;

•

identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our board of directors for election as directors and to fill any vacancies on our board of directors;

•

reviewing and recommending to our board of directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;

•	overseeing, receiving reports from and advising management on Environmental, Social and Corporate Governance, or ESG, matters;

•

considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or that otherwise present a conflict of interest; and

•

reviewing the size and composition of our board of directors as a whole and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.”

Certain Corporate Governance Matters

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including the Company’s Chairman, President and Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”. Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website, as well as by any other means required by Nasdaq or the SEC.

Hedging Policy and Pledging Restrictions

We do not permit our directors or executive officers to engage in transactions that hedge such director’s or executive officer’s economic risk of owning shares of our common stock. Thus, our directors and executive officers may not engage in hedging transactions in the Company’s shares as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Our directors and executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. In addition, the Company limits pledging to pre-approved exceptions where the executive officer or director can demonstrate the financial ability to repay the loan without resorting to the pledged securities.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the board of directors in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Whistleblower Policy

We have adopted a Whistleblower Policy to establish procedures for the submission of complaints and concerns regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, compliance with applicable laws, rules and regulations or violations of our Business Code of Conduct and Ethics. The Whistleblower Policy is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Independent Auditors

The Audit Committee has recommended, and the board of directors appointed, Whitley Penn LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2025 fiscal year. Whitley Penn LLP served as our independent auditors for the 2024 fiscal year and reported on the Company’s consolidated financial statements for that year.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Whitley Penn LLP for 2024 and 2023 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence and concluded that such fees did not impair Whitley Penn LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Whitley Penn LLP before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees”, “Tax Fees” and “All Other Fees” below. The Audit Committee has pre-approved all of the services provided by Whitley Penn LLP in accordance with the policies and procedures described in the section titled “—Audit Committee Pre-Approval.”

Fees paid to our independent auditors for the periods shown below were as follows:

	2024	2023
Audit fees (1)	$690,311	$647,649
Audit-related fees	—	—
Tax fees	$96,706	$70,802
All other fees	—	—

Total fees	$787,017	$718,451

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and reviews of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

Audit Committee Pre-Approval

The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors. The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such preapproval decision is presented to the Audit Committee at or before its next scheduled meeting. In addition, the Audit Committee has the authority to review and approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position with the Company of each of our executive officers. The business address for all of these individuals is 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

Name of Executive Officer	Position	Age
Bart O. Caraway	Chairman, President and Chief Executive Officer of the Company and the Bank	54

R. John McWhorter	Senior Executive Vice President and Chief Financial Officer of the Company and the Bank	60

Audrey A. Duncan	Senior Executive Vice President and Chief Credit Officer of the Company and the Bank	60

Vicki Alexander	Executive Vice President and Chief Risk and Operations Officer of the Company and the Bank	58

William (Bill) Bobbora	Executive Vice President and Chief Banking Officer of the Company and the Bank	57

Liz Eber	Executive Vice President and Chief Legal Officer of the Company and the Bank	41

Christopher Peacock	Executive Vice President and Chief Retail Officer of the Company and the Bank	60

Biographical Information

The biography of Bart O. Caraway can be found under “Proposal 1. Election of Directors – Class A Directors with a Term Expiring in 2026.” The following is biographical information for our other executive officers:

R. John McWhorter. Mr. McWhorter has served as Senior Executive Vice President and Chief Financial Officer of the Company and the Bank since January 2021. From April 2015 to January 2021, Mr. McWhorter served as Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. McWhorter brings over 35 years of banking, bank auditing and public accounting experience to the Company and is a Certified Public Accountant. Prior to joining the Company and the Bank, he was Executive Vice President and Chief Financial Officer at Bank of Houston, a $1 billion bank headquartered in the Greater Houston market, until it was acquired by Independent Bank. Prior to his role with Bank of Houston, Mr. McWhorter was Executive Vice President and Chief Financial Officer of Cadence Bancorp LLC from March 2010 to June 2012. He also served as Senior Vice President and Controller of Amegy Bank from April 1990 to June 2003 and helped take the bank public and grow to over $5 billion in assets. During his career, Mr. McWhorter has helped complete nine acquisitions and several capital offerings and has led numerous cost saving initiatives. Mr. McWhorter graduated from The University of Texas at Austin with a Bachelor of Business Administration in Accounting in 1987. He has served on the Finance Council at Duchesne Academy and Saint Cecilia Catholic Church and has served in other civic organizations.

Audrey A. Duncan. Ms. Duncan has served as Senior Executive Vice President and Chief Credit Officer of the Company since February 2023 and Senior Executive Vice President and Chief Credit Officer of the Bank since January 2021. From June 2015 to January 2021, Ms. Duncan served as Executive Vice President and Chief Credit Officer of the Bank. Ms. Duncan is responsible for the Credit Administration Department, which includes loan operations, problem loan workout, loan monitoring, loan analytics and credit underwriting. She is also responsible for the loan loss reserve analysis and Credit Policy. Ms. Duncan is Chairperson of the Officers’ Loan Committee and the Special Assets Committee, as well as a voting member of the Directors’ Loan Committee and Risk Management Committee. Ms. Duncan brings over 35 years of banking and bank regulatory experience to the Company. Prior to joining the Bank, she was employed at LegacyTexas Bank, a bank headquartered in the

Dallas-Fort Worth market that had $6.5 billion in assets at the time of Ms. Duncan’s departure. During her tenure there, Ms. Duncan served as Senior Vice President and Credit Officer for four years, and then Executive Vice President and Chief Credit Officer for nine years, before being named the Director of Credit Risk Management. Prior to her role with LegacyTexas Bank, Ms. Duncan was a Senior and Commissioned Bank Examiner with the Federal Reserve Bank of Dallas from 1989 to 2000. Ms. Duncan graduated from Texas Tech University in 1986 with a Bachelor of Business Administration in Finance.

Vicki Alexander. Ms. Alexander has served as Executive Vice President and Chief Risk and Operations Officer of the Company and the Bank since March 2024. Ms. Alexander previously served as Executive Vice President and Chief Risk and Compliance Officer of the Company since February 2023 and Executive Vice President and Chief Risk and Compliance Officer of the Bank since August 2022. Prior to joining the Bank, Ms. Alexander was the Managing Director of Protiviti, Inc., a global business consulting company that delivered deep expertise and collaboration to help leaders confidently face the future of finance, technology, operations, data analytics, governance, risk, and internal audit, from December 2020 to July 2022. From July 2014 to January 2020, she served as the Chief Compliance Officer for FIS Global, where she was responsible for end-to-end compliance for a Fortune 500 technology and operations Company. Her responsibilities included Privacy, Sanctions Screening, Export Control, Regulatory Compliance, Model Validation, AML/OFAC, Anti-Bribery/Corruption and Code of Ethics. Ms. Alexander has also held positions with SunTrust Bank as Corporate Compliance Officer and Bank of America as Global Technology and Operations Compliance Executive. She is a graduate of Western Kentucky University with a Bachelor of Science degree.

William (Bill) Bobbora. Mr. Bobbora has served as Executive Vice President and Chief Banking Officer of the Company since February 2023, and Executive Vice President and Chief Banking Officer of the Bank since May 2022. He joined the Bank in October 2021 as Managing Director, Head of Corporate Banking. With over 30 years of corporate finance experience in banking and investing in private companies, Mr. Bobbora’s expertise is centered around building middle market corporate banking platforms and supporting the bank’s overall growth strategy. Prior to joining the Bank, Mr. Bobbora served as Managing Director at Regions Bank from October 2020 to August 2021, where he led the Houston, South Texas and Louisiana corporate and investment banking activities. Prior to that, Mr. Bobbora was at Cadence Bank from September 2011 to October 2020, where he was part of the team that launched Cadence Bank’s middle market banking platform and where he built its chemical and specialty services industry verticals. He was part of the Wachovia corporate banking team and co-founded a Houston office for KeyBank Capital Markets. Mr. Bobbora began his career in banking with Texas Commerce Bank (a predecessor to JPMorgan Chase). He spends his time outside of the Company giving back to students of the Wolff Center for Entrepreneurship and the Commercial Banking program at the University of Houston. He also serves on the Bauer Business School Advisory Board and the Commercial Banking Advisory Board at the University of Houston. Mr. Bobbora is a member of the Advance Team Advisory Board of MD Anderson Cancer Center, and a co-founder of a mentoring organization, uwantgame. He is a graduate of the University of Nebraska and received his Master of Business Administration from The University of Texas at Austin.

Liz Eber. Ms. Eber has served as Executive Vice President and Chief Legal Officer of the Company and the Bank since March 2024. Previously she served as Senior Legal Counsel & Chief of Staff of the Bank since January 2023. Ms. Eber provides comprehensive legal support to Third Coast across various domains, including transactional and commercial affairs, payments law, privacy law, corporate governance, employment law, litigation, and regulatory and compliance matters. She also serves as Corporate Secretary. Prior to joining the Bank, she accumulated seven years of experience at FIS Global, where she served as a senior member of the Regulatory & Compliance Legal Department. In this role, she provided support to corporate risk and compliance leadership, focusing on high-risk vertical businesses within the Merchant Solutions segment. Over the last two years, Ms. Eber dedicated her expertise to advising FIS/Worldpay on digital asset-related endeavors in her capacity as Head Regulatory Counsel for the Cryptocurrency, Digital Assets, and Web3 business unit. Ms. Eber’s diverse skill set encompasses supporting domestic and international regulatory and compliance matters, utilizing her proficiency in money movement and payments regulation to aid FIS’ money transmission subsidiary and other enterprise payments ventures subject to stringent regulations. She provided counsel to the Corporate

Privacy Office and internal investigation units on both domestic and international privacy issues. She also held the position of Head Banking Regulatory Counsel for FIS’ Banking Solutions division, specializing in federal bank regulations, product compliance, and regulatory examinations. Furthermore, she offered guidance to the Trade Sanctions & Export compliance teams and senior executive management on global trade sanctions, anti-money laundering regulations and the legal implications of the Russian-Ukrainian conflict affecting FIS. Prior to her tenure at FIS in 2016, Ms. Eber was employed in Washington, D.C. for the federal government. Ms. Eber is an alumna of both George Mason University’s Antonin Scalia Law School and the University of Florida. She holds membership in the Virginia Bar and is Authorized In-House Counsel for the state of Florida.

Christopher Peacock. Mr. Peacock has served as Executive Vice President and Chief Retail Officer of the Company since February 2023 and Executive Vice President and Chief Retail Officer of the Bank since February 2021. Mr. Peacock oversees the Bank’s retail branch network, retail strategy, and other bank functions. Prior to joining the Bank, Mr. Peacock was the owner and President of Peacock Investment Group, Inc., a home healthcare business in Sarasota, Florida. He has over 33 years of banking experience with 25 years of experience in Retail Banking. Early in his career he served as the Chief Financial Officer of a $6 billion bank in Miami, Florida. Mr. Peacock previously ran multiple markets in Florida for Huntington National Bank and BMO Harris Bank and formed a fast-growing start-up bank in Orlando. His experience includes managing over 1,200 employees across 141 branches in six markets while leading various lines of businesses including Small Business Banking, Consumer Lending, Mortgage, Investments, Marketing, Sales & Service, Training, and Operations. He is a graduate of Florida State University with a degree in Finance, B.S., 1987.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our “named executive officers”. Our “named executive officers,” which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Bart O. Caraway—Chairman, President and Chief Executive Officer

•	R. John McWhorter—Senior Executive Vice President and Chief Financial Officer

•	William (Bill) Bobbora—Executive Vice President and Chief Banking Officer

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

2025 Executive Compensation Philosophy and Objectives

The Compensation Committee is committed to the adoption of an executive compensation program that fosters the attraction and retention of highly-qualified executives, and motivates them to achieve our financial, operational and strategic objectives. We believe in providing our senior executive officers with a competitive pay package that includes a strong link between performance and compensation. In doing so, the executive compensation program is designed to reward the creation of sustained long-term shareholder value, as well as each executive’s individual contributions in the context of our overall annual performance. We aim to meet these objectives with the principal components of our executive compensation program, which include a combination of base salary, annual cash bonuses and long-term incentives in the form of equity-based compensation.

Summary Compensation Table

The table below shows the compensation of our named executive officers for services rendered in all capacities during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)(3)(4)	Total ($)
Bart O. Caraway	2024	624,231	700,000	200,796	—	178,298	1,703,325
Chairman of the Board, President and Chief Executive Officer	2023	590,385	550,000	274,999	—	168,858	1,584,242
R. John McWhorter	2024	443,269	350,000	266,064	—	193,577	1,252,910
Senior Executive Vice President and Chief Financial Officer	2023	411,924	200,000	49,991	—	183,452	845,367
William (Bill) Bobbora	2024	500,000	350,000	150,592	—	101,614	1,102,206
Executive Vice President and Chief Banking Officer	2023	500,000	350,000	149,989	—	84,237	1,084,226

(1)	The amounts in this column represent the aggregate amount of annual discretionary cash bonuses earned by our named executive officers for fiscal years 2024 and 2023 performance, respectively.
(2)

As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation and were calculated using the valuation assumptions for restricted stock and nonqualified stock option awards that are contained in the notes to the Company’s financial statements under Note 8, “Stock Options and Warrants,” included in our Annual Reports on Form 10-K for the years ended December 31, 2024 and 2023, respectively. These amounts are not the actual value that may be realized by our named executive officers.

(3)

All other compensation for 2024 includes: $12,369 of matching contributions to Mr. Caraway’s 401(k) account, $2,388 of life insurance premiums for Mr. Caraway, an accrual of $162,101 in connection with Mr. Caraway’s salary continuation agreement, and a cell phone allowance of $1,440 for Mr. Caraway; $13,797 of matching contributions to Mr. McWhorter’s 401(k) account, $1,772 of life insurance premiums for Mr. McWhorter, an accrual of $176,568 in connection with Mr. McWhorter’s salary continuation agreement, and a cell phone allowance of $1,440 for Mr. McWhorter; and $11,077 of matching contributions to Mr. Bobbora’s 401(k) account, $110 of life insurance premiums for Mr. Bobbora, an accrual of $65,227 in connection with Mr. Bobbora’s salary continuation agreement, a car allowance of $24,000 for Mr. Bobbora, and a cell phone allowance of $1,200 for Mr. Bobbora.

(4)

All other compensation for 2023 includes: $12,442 of matching contributions to Mr. Caraway’s 401(k) account, $2,251 of life insurance premiums for Mr. Caraway, an accrual of $153,445 in connection with Mr. Caraway’s salary continuation agreement, and a cell phone allowance of $720 for Mr. Caraway; $13,200 of matching contributions to Mr. McWhorter’s 401(k) account, $1,672 of life insurance premiums for Mr. McWhorter, an accrual of $167,140 in connection with Mr. McWhorter’s salary continuation agreement, and a cell phone allowance of $1,440 for Mr. McWhorter; and $12,308 of matching contributions to Mr. Bobbora’s 401(k) account, $105 of life insurance premiums for Mr. Bobbora, an accrual of $46,624 in connection with Mr. Bobbora’s salary continuation agreement, a car allowance of $24,000 for Mr. Bobbora, and a cell phone allowance of $1,200 for Mr. Bobbora.

Narrative Discussion of Summary Compensation Table

General. The primary elements of our executive compensation are base salary, discretionary cash bonuses, long-term incentive compensation in the form of equity awards, and other benefits including perquisites. We originally established our executive compensation philosophy and practices to fit our status as a privately held corporation and adapted our philosophy and practices following our initial public offering. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance and takes into account applicable regulatory guidelines and requirements.

Base Salary. Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. We review these base salaries at the end of each year, with any adjustments implemented at the beginning of the next year. In considering whether to make adjustments to the base salary rates of our named executive officers, our board of directors considers many factors, including but not limited to (a) changes to the scope of the executive’s responsibilities, (b) the executive’s job performance, and (c) the competitive market for executive talent, as estimated based on competitive market data developed by HFG, our independent compensation consultants, publicly available information and the experience of members of the board of directors and management. For 2024, the base salaries for Mr. Caraway, Mr. McWhorter and Mr. Bobbora were $630,000, $450,000 and $500,000, respectively. These salary increases for Mr. Caraway, Mr. McWhorter and Mr. Bobbora were effective as of March 3, 2024, March 3, 2024 and June 15, 2022, respectively, and were enacted in recognition of our executives’ past and expected future contributions to us and to improve the competitive positioning of their total compensation.

Discretionary Bonus. Historically, our annual cash bonus awards for named executive officers have been discretionary awards awarded by the board of directors after the end of each fiscal year. The determination of the amount of these discretionary cash bonus awards, if any, has been made based on an overall assessment of our performance for the fiscal year in light of factors such as the overall market conditions, regulatory changes, accounting changes, tax law changes, and other items that may impact our strategic direction and the individual performance of the named executive officers.

Stock-Based Compensation Awards. Stock-based compensation awards may consist of options to acquire shares of our common stock, restricted stock awards, restricted stock units or performance stock units issued pursuant to our 2019 Omnibus Incentive Plan (our “2019 Plan”), which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the terms of the 2019 Plan. We believe that stock-based compensation will help us attract, retain and motivate our key employees. Our board of directors believes that equity incentive awards play a key role in these programs as they help align the interests of our employees with those of our shareholders. The 2019 Plan allows us to provide equity and equity-based incentives to select officers, employees, non-employee directors and consultants to strengthen their commitment and motivate them to faithfully and diligently perform their responsibilities. We believe that the 2019 Plan provides us a tool to attract and retain competent and dedicated persons who are essential to our growth and success and whose efforts will impact our long-term growth and profitability.

Benefits:

Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident and disability coverage, on the same terms and conditions generally available to our other employees.

Bank-Owned Life Insurance (BOLI). The Bank has purchased life insurance policies on certain officers, including the named executive officers, and directors. Only those who consented to the purchase of the life insurance were insured. The Bank placed reasonable amounts of insurances on each officer’s life. The policies are structured as modified endorsement contracts, which limit the death benefits in relation to cash value.

401(k) Plan. Our named executive officers may elect to participate in the Bank’s 401(k) plan, which is designed to provide retirement benefits to all eligible employees. The Bank’s 401(k) plan provides our and our subsidiaries’ employees the opportunity to save for retirement on a tax-deferred basis by allowing them to defer a portion of their eligible compensation to the 401(k) plan, subject to applicable statutory limits. We match 100% of each participating employee’s salary deferral contributions up to 3% of his or her eligible compensation and 50% of each participating employee’s salary deferral contributions from 3% to 5% of his or her eligible compensation. These matching contributions are made to the ESOP in the form of cash or shares of our common stock.

Employment Agreements and Salary Continuation Agreements with Named Executive Officers

We have entered into employment agreements and salary continuation agreements with our named executive officers. The following is a summary of the material terms of each such agreement.

Employment Agreements

In June 2020, the Company and the Bank entered into an employment agreement with Mr. Caraway and the Bank entered into an employment agreement with Mr. McWhorter. In April 2023, the Bank entered into an employment agreement with Mr. Bobbora. Mr. McWhorter’s employment agreement was amended in March 2024. Pursuant to the employment agreements, Mr. Caraway serves as the Chairman of the Board of Directors of the Company and the Chief Executive Officer and President of the Bank, Mr. McWhorter serves as the Chief Financial Officer of the Bank, and Mr. Bobbora serves as the Chief Banking Officer of the Bank. Each employment agreement has an initial term through the third anniversary of the effective date of such agreement, and automatic one-year renewals thereafter unless either party provides written notice of its intent to not renew at least 90 days prior to the renewal date. Under the employment agreements, Mr. Caraway, Mr. McWhorter, and Mr. Bobbora are entitled to an annual base salary of $475,000, $275,000, and $500,000, respectively, subject to annual review by the Compensation Committee. The Bank’s board of directors may increase (but not decrease) the named executive officer’s salary during the employment term. Each named executive officer also has the opportunity to earn an annual bonus at the discretion of the Compensation Committee. Each named executive officer is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Bank’s established policies, and to be considered to receive grants of equity-based awards commensurate with such named executive officer’s position and responsibilities with the Bank at the discretion of the Bank’s board of directors or the Compensation Committee of the Bank’s board of directors in accordance with the Company’s equity plan in effect from time to time. In addition, each employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “Change of Control.” See “—Potential Payments upon a Termination of Employment or a Change of Control.” Pursuant to the employment agreements, each named executive officer is subject to a confidentiality covenant (which runs in perpetuity), a non-competition covenant (which runs during employment and for one year following termination, or, in the case of Mr. Bobbora, for six months following termination if he resigns without “Good Reason” (as such term is defined in his employment agreement)), and a non-solicitation covenant (which runs during employment and for one year following termination).

Salary Continuation Agreements

In July 2020, the Bank entered into salary continuation agreements with Mr. Caraway and Mr. McWhorter. In April 2023, the Bank entered into a salary continuation agreement with Mr. Bobbora. The salary continuation agreements generally provide for an annual benefit for Mr. Caraway, Mr. McWhorter and Mr. Bobbora of $311,453, $143,525 and $100,000, respectively, payable in equal monthly installments for a period of 10 years (the “Normal Retirement Benefit”) following the named executive officer attaining age 62, in the case of Messrs. Caraway and McWhorter, or age 65, in the case of Mr. Bobbora (the “Normal Retirement Age”). If such named executive officer dies before receiving all benefit payments, the payments will instead be made to his beneficiary on the same schedule. Additionally, if the named executive officer dies while in active service and before any payments commence, in the case of Messrs. Caraway and McWhorter, his beneficiary will be entitled to receive the Normal Retirement Benefit commencing the calendar month following the named executive officer’s death, notwithstanding his age at the time of his death, and in the case of Mr. Bobbora, his beneficiary will not be entitled to any benefits under the salary continuation agreement.

In the event of an involuntary termination of employment (other than for “Cause” (as such term is defined in the applicable salary continuation agreement)) or voluntary termination of employment prior to attaining the Normal Retirement Age, the named executive officer is entitled, instead, to a lump sum payment equal to a percentage of the liability accrual balance reflected on the Bank’s financial statements, with such percentage determined in accordance with a vesting schedule specified for each such event. Notwithstanding the foregoing, in the event of a “Change in Control” or the named executive officer’s “Disability” (as each of those terms is defined in the applicable salary continuation agreement) prior to attaining the Normal Retirement Age, the named executive officer will be entitled to 100% of the liability accrual balance reflected on the Bank’s financial statements as of the date of the Change in Control or Disability, as applicable. As of December 31, 2024, the Company had accrued $675,083, $735,335 and $111,851, for Mr. Caraway, Mr. McWhorter and Mr. Bobbora, respectively, for future payments under the salary continuation agreements. Pursuant to the salary continuation agreements, each of Mr. Caraway and Mr. McWhorter is subject to a confidentiality covenant (which runs in perpetuity) and a non-solicitation covenant (which runs during employment and for two years following termination) and Mr. Bobbora reaffirms and agrees to comply with all confidentiality, non-competition, non-solicitation, non-disparagement, and/or no-hire obligations set forth in any written agreement between Mr. Bobbora and the Bank and/or the Company, including his employment agreement. The salary continuation agreements are more fully described in “—Potential Payments upon a Termination of Employment or a Change of Control” below.

Potential Payments upon a Termination of Employment or a Change in Control

Below we have described the severance and other change in control benefits to which our named executive officers would be entitled pursuant to the terms of their respective employment agreements and salary continuation agreements in connection with certain terminations of their employment or a change in control.

Termination of Employment without Cause or Resignation with Good Reason

The employment agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide for severance benefits if the named executive officer is terminated without “Cause” or the executive resigns with “Good Reason” (as each of those terms is defined in the applicable employment agreement). In certain circumstances, the executive officer will be entitled to the following payments and benefits under his employment agreement:

•	all accrued compensation and benefits;

•

for Mr. Caraway, a payment that totals 150% of his annual base salary; for Mr. McWhorter, a payment that totals 100% of his annual base salary; and for Mr. Bobbora, a payment that totals 100% of his annual base salary, with each payment payable in substantially equal installments over a period of one year in accordance with the Bank’s normal payroll practices;

•

for Mr. Caraway, a payment that totals 150% of the average of his annual bonus earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (i) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (ii) if less than one year, his target annual bonus in effect for the year in which the termination date occurs; and for each of Mr. McWhorter and Mr. Bobbora, a payment that totals the average of his respective annual bonus earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (i) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (ii) if less than one year, his target annual bonus in effect for the year in which the termination date occurs, with each payment payable in substantially equal installments over a period of one year in accordance with the Bank’s normal payroll practices;

•

if timely and properly elected, reimbursement of monthly premiums paid under the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, until the earliest of (i) for Mr. Caraway, 18 months following the termination date, and for each of Mr. McWhorter and Mr. Bobbora, 12 months following the termination date, (ii) the date the named executive officer is no longer eligible to receive COBRA benefits, and (iii) the date on which the named executive officer either receives or becomes eligible to receive substantially similar coverage from another employer; and

•	the vesting of any outstanding equity awards held by the named executive officer immediately prior to the termination date accelerated by one year.

The salary continuation agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide that, in the event of the termination of the named executive officer’s employment with the Bank or the Company prior to attaining the Normal Retirement Age, for any reason other than death, “Cause,” “Disability,” or a “Change in Control,” (as each of those terms is defined in the applicable salary continuation agreement) by the Bank or the Company or by the named executive officer for “Good Reason” (as such term is defined in the named executive officer’s employment agreement), the named executive officer will receive a single lump-sum payment equal to the vested liability accrual balance reflected on the Bank’s financial statements as of the date of such termination. For purposes of this provision, (i) Mr. Caraway’s liability accrual balance vested 100% on December 31, 2020, (ii) Mr. McWhorter’s liability accrual balance vested 40% on December 31, 2020 and vests at a rate of 20% per year thereafter, and (iii) Mr. Bobbora’s liability accrual balance vested 40% on December 31, 2023 and vests at a rate of 20% per year thereafter.

In the event of the termination of the named executive officer’s employment with the Bank or the Company prior to attaining the Normal Retirement Age by the named executive officer for any reason other than death, cause, Disability, or a Change in Control, the named executive officer will receive a single lump-sum payment equal to the vested liability accrual balance reflected on the Bank’s financial statements as of the date of such termination. For purposes of this provision, (i) Mr. Caraway’s liability accrual balance vested 100% on December 31, 2020, (ii) Mr. McWhorter’s liability accrual balance vested 30% on December 31, 2020 and vests at a rate of 10% per year thereafter, and (iii) Mr. Bobbora’s liability accrual balance vested 30% on December 31, 2023 and vests at a rate of 10% per year thereafter.

The named executive officers are not entitled to any benefit under the salary continuation agreements if the named executive officer’s termination of employment by the Bank is due to “Cause” (as such term is defined in the applicable salary continuation agreement) or the Bank discovers after termination for any reason that the named executive officer committed acts while employed with the Bank that would have constituted Cause.

Termination of Employment Due to Death or Disability. The employment agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide for severance benefits if the named executive officer’s employment is terminated on account of his death or “Disability” (as such term is defined in the applicable employment agreement). In such circumstances, the named executive officer will be entitled to the following payments and benefits under his employment agreement:

•	all accrued compensation and benefits;

•

a lump sum payment that totals 100% of the named executive officer’s annual base salary, paid on the date that annual bonuses are paid to similarly situated executives in the current calendar year, but in no event later than March 15 of the year following the end of the calendar year in which the termination date occurs;

•

a lump sum payment that totals the average of the named executive officer’s annual bonuses earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (i) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (ii) if less than one year, his target annual bonus in effect for the year in which the termination date occurs, paid on the date that annual bonuses are paid to similarly situated executives in the current calendar year, but in no event later than March 15 of the year following the end of the calendar year in which the termination date occurs; and

•	the vesting of any outstanding equity awards held by the named executive officer immediately prior to the termination date accelerated by one year.

The salary continuation agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide that, in the event the named executive officer dies while in the active service of the Bank and prior to receiving any payments under the salary continuation agreement, the named executive officer’s beneficiary will receive the Normal Retirement Benefit. The salary continuation agreements also provide that if the named executive officer dies after benefit payments have commenced under the salary continuation agreement, or after the named executive officer is entitled to begin receiving benefits, but before receiving all such payments, the Bank will pay the remaining benefits to the named executive officer’s beneficiary at the same time and in the same amounts they would have paid to the named executive officer had he survived.

The salary continuation agreements also provide that, in the event of the named executive officer’s “Disability” (as such term is defined in the applicable salary continuation agreement) prior to attaining the Normal Retirement Age, the named executive officer will receive a single lump-sum payment equal to 100% of the liability accrual balance reflected on the Bank’s financial statements as of the date of the Disability.

Change of Control. The employment agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide for severance benefits if a “Change of Control” (as such term is defined in the applicable employment agreement) occurs, and within six months prior to, or twelve months following, such Change of Control the executive is terminated without “Cause” or resigns for “Good Reason” (as each of those terms is defined in the applicable employment agreement), other than on account of the named executive officer’s death or “Disability” (as such term is defined in the applicable employment agreement). In such circumstances, notwithstanding any other provision of the employment agreement, the named executive officer will be entitled to the following payments and benefits under his employment agreement:

•	all accrued compensation and benefits;

•	a lump sum payment equal to any earned but unpaid annual bonus for the most recently completed calendar year and, in the case of Mr. Caraway 2.99 times, in the case of Mr. McWhorter 2.5 times, and in the case of Mr. Bobbora 2.0 times, the sum of (i) the named executive officer’s annual base salary and (ii) the average of the named executive officer’s annual bonuses earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (A) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (B) if less than one year, his target annual bonus in effect for the year in which the termination date occurs;

•

if timely and properly elected, reimbursement of monthly COBRA premiums, until the earliest of (i) for each of Mr. Caraway and Mr. McWhorter, 24 months following the termination date, and for Mr. Bobbora, 12 months following the termination date, (ii) the date the named executive officer is no longer eligible to receive COBRA benefits, and (iii) the date on which the named executive officer either receives or becomes eligible to receive substantially similar coverage from another employer; and

•

immediate vesting of any outstanding equity awards held by the named executive officer immediately prior to the termination date, in accordance with the terms of the applicable equity plan and award agreements.

The salary continuation agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide that, in the event of a “Change in Control” (as such term is defined in the applicable salary continuation agreement), the named executive officer will receive a single lump-sum payment equal to 100% of the liability accrual balance reflected on the Bank’s financial statements as of the date of the Change in Control.

Under the employment agreements, each named executed officer will bear the expense of, and be solely responsible for, any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code. However, any payment or benefit received or to be received by the named executive officer (whether payable under the terms of his employment agreement or any other plan, arrangement or agreement with the Company or an affiliate of the Company) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, will be reduced to the extent necessary so that no portion thereof shall be subject to such an excise tax but only if, by reason of such reduction, the “net after-tax benefit” (as such term is defined in the applicable employment agreement) received by the named executive officer shall exceed the “net after-tax benefit” that would be received by the named executive officer if no such reduction was made.

Under the salary continuation agreements, the Bank is not required to pay any benefits under such agreements if, upon the advice of counsel, the Bank determines that the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over the Bank or its affiliates or, under each of Mr. Caraway’s and Mr. McWhorter’s salary continuation agreement, to the extent the benefit would be a non-deductible excess parachute payment under Section 280G and 4999 of the Code. To the extent possible, such benefit payment will be proportionately reduced to allow payment within the fullest extent permissible under applicable law, and the named executive officer will forfeit any amount over and above such reduced amount.

Outstanding Equity Awards at Fiscal Year End

The outstanding equity awards held by each of our named executive officers at December 31, 2024 are shown in the table below. Narrative disclosure regarding the Company’s equity compensation plans are set forth following this table.

	Option Awards						Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(14)
Bart O. Caraway	14,000	—		—	$13.00	2/23/2027
	100,000	—		—	$16.30	7/19/2028
	26,800	6,700	(1)	—	$16.78	1/1/2030
	8,100	5,400	(2)	—	$16.43	1/1/2031
							5,000	(6)	$169,750.00
							11,590	(7)	$393,480.50
							10,131	(8)	$343,947.45
R. John McWhorter	400	—		—	$13.00	11/10/2026
	800	—		—	$16.00	2/1/2028
	12,000	—		—	$16.30	1/1/2029
	1,200	400	(3)	—	$16.78	1/1/2030
	600	400	(4)	—	$16.43	1/1/2031
							2,000	(9)	$67,900.00
							2,107	(10)	$71,532.65
							13,424	(11)	$455,744.80
William (Bill) Bobbora	22,500	15,000	(5)	—	$24.00	10/1/2031
							6,321	(12)	$214,597.95
							7,598	(13)	$257,952.10

(1)	Stock options to acquire 6,700 shares vested on January 1, 2025.
(2)	Stock options to acquire 2,700 shares vested on January 1, 2025 and stock options to acquire 2,700 shares will vest on January 1, 2026.
(3)	Stock options to acquire 400 shares vested on January 1, 2025.
(4)	Stock options to acquire 200 shares vested on January 1, 2025 and stock options to acquire 200 shares will vest on January 1, 2026.
(5)	Stock options to acquire 7,500 shares will vest on October 1, 2025 and 2026.
(6)	Restricted stock that vested 2,500 shares on February 1, 2025 and restricted stock that will vest 2,500 shares on February 1, 2026.
(7)	Restricted stock that vested 5,794 shares on March 15, 2025 and restricted stock that will vest 5,796 shares on March 15, 2026.
(8)	Restricted stock that vested 3,343 shares on March 15, 2025, restricted stock that will vest 3,343 shares on March 15, 2026, and restricted stock that will vest 3,445 shares on March 15, 2027.
(9)	Restricted stock that vested 1,000 shares on February 1, 2025 and restricted stock that will vest 1,000 shares on February 1, 2026.
(10)	Restricted stock that vested 1,053 shares on March 15, 2025 and restricted stock that will vest 1,054 shares on March 15, 2026.
(11)	Restricted stock that vested 4,429 shares on March 15, 2025, restricted stock that will vest 4,430 shares on March 15, 2026, and restricted stock that will vest 4,565 shares on March 15, 2027.

(12)	Restricted stock that vested 3,160 shares on March 15, 2025 and restricted stock that will vest 3,161 shares on March 15, 2026.
(13)	Restricted stock that vested 2,507 shares on March 15, 2025, restricted stock that will vest 2,507 shares on March 15, 2026, and restricted stock that will vest 2,584 shares on March 15, 2027.
(14)

Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our common stock on December 31, 2024, which was $33.95.

Long-Term Incentive Plans

At our 2019 Annual Meeting, our shareholders approved the 2019 Plan, which was previously approved by our board of directors. Following the approval of the 2019 Plan, we may not make further awards under our 2013 Stock Option Plan (our “2013 Plan”) and all shares remaining available for future awards under the 2013 Plan became available for award under the 2019 Plan. Any existing awards that are forfeited or otherwise terminate or are canceled without the delivery of shares of common stock under the 2013 Plan will become available for issuance under the 2019 Plan; however, any previously outstanding award granted under the 2013 Plan will remain subject to the terms of such plan until such award is no longer outstanding. In addition to our 2019 Plan, we also maintain the 2017 Director Stock Option Plan (the “2017 Plan”), which we use to incentivize members of our board of directors by facilitating increased ownership of our common stock through awards of options to acquire our common stock.

Summary of 2019 Omnibus Incentive Plan.

Eligibility. The officers, employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive awards under the 2019 Plan.

Types of Awards. The 2019 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards, cash awards, and dividend equivalents.

Shares Available; Certain Limitations. As of December 31, 2024, 98,037 shares of our common stock were reserved for future awards under the 2019 Plan, subject to equitable adjustment upon the occurrence of any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. At our 2021 annual meeting, our shareholders approved an amendment to the 2019 Plan to increase by 500,000 the number of shares of our common stock authorized for issuance under the 2019 Plan.

To the extent that an award under the 2019 Plan terminates, expires, lapses for any reason, or is settled in cash, any shares of common stock subject to the award will again be available for the grant of an award pursuant to the 2019 Plan. Further, any shares of common stock tendered by a participant or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, or any shares of common stock not issued or delivered as a result of the net settlement of an outstanding award, will again be available for the grant of an award pursuant to the 2019 Plan.

Notwithstanding any provision in any policy of the Company regarding compensation payable to a non-employee director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards payable in shares of common stock and the maximum amount that may become payable pursuant to all cash-based awards that may be granted under the 2019 Plan to an individual as compensation for services as a non-employee director, together with cash compensation paid to the non-employee director in the form of retainers, meeting or similar fees, during any calendar year shall not exceed $500,000.

Administration. The 2019 Plan is administered by the Compensation Committee, except to the extent our board of directors elects to administer the 2019 Plan. The Compensation Committee has the authority, in its sole and absolute discretion, to: (a) designate eligible persons as 2019 Plan participants; (b) determine the type or types of awards to be granted to an eligible person; (c) determine the number of shares of common stock or amount of cash to be covered by awards; (d) determine the terms and conditions of any award, consistent with the terms of the 2019 Plan, as well as the modification of such terms, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the award (for example, from cash to common stock or vice versa), or modification of any other condition or limitation regarding an award, based on such factors as the Compensation Committee may determine, in its sole discretion; (e) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled, or forfeited; (f) interpret and administer the 2019 Plan and any instrument or agreement relating to an award made under the 2019 Plan; (g) establish, amend, suspend, or waive rules and regulations used to administer the 2019 Plan; and (h) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2019 Plan.

Exercisability and Vesting. Awards under the 2019 Plan are subject to such restrictions on transferability, risk of forfeiture, exercisability (in the case of stock options and stock appreciation rights), and other restrictions, if any, as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee may determine at the date of grant or thereafter.

Stock Options. Options entitle the participant to purchase shares during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of a share on the day the option is granted). Each option will have a maximum term of ten years from the date of grant, or such lesser period as the Compensation Committee may determine. Each option will be identified in the applicable award agreement as either a non-qualified stock option or an option intended to qualify as an “incentive stock option” under Section 422 of the Code. Incentive stock options are required to have specific terms contained in Section 422 of the Code and which will be set forth in the applicable award agreement.

Stock Appreciation Rights. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or shares equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the related shares on the date of exercise for a period of no more than ten years.

Restricted Stock. The Compensation Committee may grant restricted shares to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as it may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a shareholder with respect to the restricted stock.

Restricted Stock Units. A restricted stock unit award is an award of the right to receive an amount of cash or shares at a future date based upon the value of the shares at the time of vesting of the award, or if the award is denominated in cash, the right to receive an amount of cash per unit that is determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee is authorized to grant to eligible persons such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the 2019 Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of a share of common stock or the value of securities of or the performance of specified subsidiaries of the Company.

Performance Awards. The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions.

Stock Awards. The Compensation Committee is authorized to grant a stock award under the 2019 Plan to any eligible person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Compensation Committee in its discretion determines to be appropriate.

Cash Awards. The Compensation Committee may grant awards that are payable solely in cash, as deemed by the Compensation Committee to be consistent with the purposes of the 2019 Plan, and such cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Compensation Committee, in its sole discretion, from time to time. Cash awards may be granted with value and payment contingent upon the achievement of performance criteria.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to an eligible person, entitling the eligible person to receive cash, common stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award (other than an award of restricted stock or a stock award). The Compensation Committee may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional shares of common stock, awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Compensation Committee may specify. With respect to dividend equivalents granted in connection with another award, absent a contrary provision in the award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the award with respect to which the dividends accrue and will not be paid unless and until such award has vested and been earned.

Change of Control. Unless otherwise set forth in an award agreement or otherwise, following a “change of control” of the Company (as defined in the 2019 Plan), with respect to each outstanding award that is not assumed or substituted in connection with a change of control, immediately upon the occurrence of the change of control, such award will become fully vested and exercisable, and any performance conditions imposed with respect to such award will be deemed to be achieved at target performance levels. Notwithstanding any other provision of the 2019 Plan or an award agreement to the contrary, upon a “change of control” of the Company or change in the Company’s outstanding common stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any award, the Compensation Committee, acting in its sole discretion, may effect one or more of the following alternatives: (a) remove any applicable forfeiture restrictions on any award; (b) accelerate the time of exercisability of an award so that such award may be exercised in full or in part for a limited period of time on or before a date specified by the Compensation Committee; (c) provide for a cash payment with respect to outstanding awards in exchange for the mandatory surrender and cancellation of some or all of the outstanding awards held by such holders (irrespective of whether such awards are then vested or exercisable pursuant to the 2019 Plan); (d) cancel awards that are unexercisable or remain subject to a restricted period as of the date of a change of control without payment of any consideration to the participant for such awards; or (e) make such adjustments to awards then outstanding as the Compensation Committee deems appropriate to reflect such change of control (including, but not limited to, the substitution, assumption, or continuation of awards by the successor company or a parent or subsidiary thereof for new awards, and the adjustment as to the number and price of shares of common stock or other consideration subject to such awards).

Minimum Regulatory Capital Requirements. Notwithstanding any provision of the 2019 Plan or any agreement to the contrary, awards granted under the 2019 Plan will expire or be forfeited, to the extent not exercised or settled, within forty-five (45) days following the receipt of notice from the Company’s primary federal or state regulator that (a) the Company has not maintained its minimum capital requirements (as determined by the regulator) and (b) the regulator is requiring termination or forfeiture of the awards. Upon receipt of such notice from the applicable regulator, the Company will promptly notify each participant that such awards have become fully exercisable and vested to the full extent of the grant and that the participant must exercise the award or the award must be settled, as applicable, prior to the end of the 45-day period or such earlier period as may be specified by the regulator or the participant will forfeit such awards. In case of forfeiture, no participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company or any parent or subsidiary.

Amendment and Termination of the 2019 Plan. The board of directors may amend, suspend, discontinue or terminate the 2019 Plan or the Compensation Committee’s authority to grant awards under the 2019 Plan without the consent of shareholders or participants, except that any amendment, including any increase in any share limitation, is subject to the approval of the Company’s shareholders not later than the annual meeting next following such action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Without the consent of an affected participant, no such amendment may materially and adversely affect the rights of such participant under any previously granted and outstanding award.

Summary of 2017 Director Stock Option Plan.

Eligibility. The members of the board of directors of the Company are eligible to receive awards under the 2017 Plan.

Types of Awards. The 2017 Plan provides for the issuance of stock options.

Shares Available; Certain Limitations. Subject to provisions of the 2017 Plan relating to capitalization adjustments, the aggregate number of shares of common stock that may be issued pursuant to options under the 2017 Plan may not exceed 187,000 shares. As of December 31, 2024, there were 13,806 shares of our common stock reserved for future awards under the 2017 Plan. The stock issuable under the 2017 Plan will be shares of authorized but unissued common stock, or reacquired common stock (including shares repurchased by the Company on the open market or otherwise). If any (a) option for any reason expires or is otherwise terminated, in whole or in part, without having been exercised in full, or (b) shares of common stock issuable upon exercise of an option are not delivered to a director because such shares are withheld for the payment of all or any portion of the aggregate exercise price therefor, then the shares of common stock issuable but not issued and delivered under such option will remain available for issuance under the 2017 Plan and such expiration, termination, cancellation, settlement, withholding, forfeiture or repurchase will not reduce (or otherwise offset) the number of shares of common stock that may be issued pursuant to the 2017 Plan. If the exercise price of any option is satisfied by tendering shares of common stock held by the director (either by actual delivery or attestation), then the number of shares so tendered will be treated as having been withheld from the number of shares issuable upon the exercise of the option pursuant to clause (b) of the preceding sentence and the number of shares deemed to have been so withheld will remain available for issuance under the 2017 Plan and such withholding will not reduce (or otherwise offset) the number of shares of common stock that may be issued pursuant to the 2017 Plan. If any shares of common stock delivered to a director upon the exercise of an option shall for any reason be repurchased by the Company under a repurchase option provided under the 2017 Plan or any award agreement, the shares of common stock repurchased by the Company under such repurchase option will not revert to or otherwise become available for issuance again under the 2017 Plan.

Administration. The 2017 Plan is administered by the board of directors. The board of directors has the authority, in its sole and absolute discretion, to: (a) construe and interpret the 2017 Plan, prescribe, amend and rescind rules relating to the 2017 Plan’s administration and take any other actions necessary or desirable for the administration of the 2017 Plan; (b) correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the 2017 Plan; (c) determine, from time to time, (i) which of the eligible directors will be granted options, (ii) when and how each option will be granted, (iii) what type of option will be granted, (iv) the provisions of each option granted, including the time or times when a person will be permitted to exercise such option, and (v) the number of shares of common stock with respect to which an option will be granted to each such director; (d) settle all controversies regarding the 2017 Plan or any award agreement, or any option granted thereunder; (e) accelerate the time at which an option may first be exercised or the time during which any option or any shares of common stock issued upon exercise of an option will vest in accordance with the 2017 Plan; (f) suspend or terminate the 2017 Plan at any time; (g) amend the 2017 Plan in any respect the board of directors deems necessary or advisable; (h) approve forms of award agreements for use under the 2017 Plan and to amend the terms of any one or more option or award agreement; (i) effect, at any time and from time to time, with the consent of any adversely affected director, the reduction of the exercise price of any outstanding option under the 2017 Plan, the cancellation of any outstanding option under the 2017 Plan and the grant in substitution thereof of a new option under the 2017 Plan (or another equity plan of the Company) covering the same or a different number of shares of common stock, cash and/or any other valuable consideration (as determined by the board of directors in its sole discretion) or any other action that is treated as a repricing under generally accepted accounting principles; and (j) exercise such powers and perform such acts as the board of directors deems necessary or expedient to promote the Company’s best interests and that are not in conflict with the provisions of the 2017 Plan or any options.

Exercisability and Vesting. Awards under the 2017 Plan are subject to such restrictions on exercisability and transferability, including special forfeiture conditions, rights of repurchase, rights of first refusal, bring-along rights and other restrictions, if any, as the board of directors may determine. Such restrictions will be set forth in the applicable award agreement and apply in addition to any restrictions that may apply to holders of shares of common stock generally. The total number of shares of common stock subject to an option may vest and therefore become exercisable in periodic installments that may or may not be equal. The option may be subject to other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the board of directors deems appropriate. The vesting provisions of individual options may vary.

Stock Options. Options entitle the participant to purchase shares during a specified period at a purchase price specified by the board of directors (at a price not less than 100% of the fair market value of a share on the day the option is granted, though an option may be granted with an exercise price lower than 100% of fair value if such option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code). Each option will have a maximum term of ten years from the date of grant, or such lesser period as the board of directors may determine. All options granted under the 2017 Plan shall be nonstatutory stock options within the meaning of Section 421 of the Code. The 2017 Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a director pursuant to an award, nothing contained in the 2017 Plan or any award agreement shall give the director any rights that are greater than those of a general creditor of the Company or an affiliate.

Shareholder Rights; Service Rights; Investment Assurances. No director will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to an option unless and until such director has duly exercised such option pursuant to its terms and the Company has duly and validly issued to the director the shares of common stock issuable upon such exercise. Neither the 2017 Plan nor any options awarded under the 2017 Plan confer on any director the right to continue to serve as a member of the board of directors or in any other capacity. The Company may require a director, as a condition of being granted any option or exercising an option, to give written assurances satisfactory to the Company that the director is acquiring the option and the common stock issued or issuable pursuant thereto for the director’s own account and not with any present intention of selling or otherwise distributing the option or any such common stock. This requirement, and any assurances given pursuant to this requirement, will be inoperative if the issuance of common stock upon the grant of an option or the exercise of an option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or as to any particular requirement, to the extent that a determination is made by counsel to the Company that such requirement need not be met in the circumstances under the securities laws then applicable.

Change in Control. In connection with any “change in control” of the Company (as defined in the 2017 Plan), the surviving corporation or acquiring corporation may assume any options outstanding under the 2017 Plan or substitute similar options (including options to acquire the consideration that would have been received by the holders of options had they exercised their options immediately prior to the consummation of such change in control transaction) for those outstanding under the 2017 Plan. If such surviving corporation or acquiring corporation does not assume such options or substitute similar options for those outstanding under the 2017 Plan, then (a) the vesting of options held by directors whose continuous service has not terminated prior to the effective time of the change in control shall be accelerated in full and any or all of such options may be exercised in connection with the change in control transaction and (b) all options not exercised prior to or in connection with the change in control transaction shall terminate. In the event of any conflict or inconsistency between the provisions of Section 9(c) of the 2017 Plan and the provisions of any award agreement, the provisions of such award agreement will control and govern with respect to the options granted thereunder and the common stock issued or issuable pursuant thereto.

Amendment and Termination of the 2017 Plan. The board of directors may amend, suspend or terminate the 2017 Plan subject to the limitations, if any, of applicable law. Except as provided by the terms of the 2017 Plan relating to capitalization adjustments, no amendment shall be effective unless approved by the Company’s shareholders, to the extent shareholder approval is necessary to satisfy the requirements of any applicable law or any Nasdaq or securities exchange listing requirement.

Summary of 2013 Stock Option Plan.

Prior to the approval of the 2019 Plan, we made grants of stock options under our 2013 Plan. The 2013 Plan was adopted with the intent to encourage ownership of common stock by key employees, directors, advisory directors and other service providers of the Company and its affiliates and to provide increased incentive for such key employees and directors to render services and to exert maximum effort for the success of the Company. The 2013 Plan was frozen on May 29, 2019 in connection with the adoption of the 2019 Plan and no new awards may be granted under the 2013 Plan.

Employee Stock Ownership Plan

On January 1, 2018, we established an employee stock ownership plan, or ESOP, for the benefit of our employees. The ESOP is designed to qualify as an employee stock ownership plan which is intended to be a stock bonus plan under the Code and Employee Retirement Income Security Act of 1974, as amended. Generally, each employee becomes a participant in the ESOP on the date of his or her hire. For each ESOP participant, we will make an annual contribution to the participant’s ESOP account in an amount equal to 100% of his or her elective deferrals to our 401(k) plan, up to 3% of eligible compensation, plus 50% of his or her elective deferrals to our 401(k) plan between 3% and 5% of eligible compensation. These matching contributions may be made in cash (which the trustee of the ESOP will use to purchase shares of Company common stock) or in the form of Company common stock. ESOP participants are always 100% vested in their ESOP accounts.

Any cash dividends received by the trustee of the ESOP from shares of our common stock held in the ESOP are applied, in the discretion of the trustee of the ESOP, to the purchase of additional shares of our common stock. The trustee of the ESOP is authorized to purchase our common stock from us directly or from any shareholder, and such stock may be outstanding, newly issued or treasury stock. All such purchases must be at a price not in excess of fair market value, as determined by an independent appraiser, in accordance with the Code.

Effective July 1, 2022, we amended the 401(k) plan and merged it into the ESOP (the “Merged Plan”). In connection with this amendment and plan merger, on July 1, 2022, we registered an aggregate of 400,000 shares of Company common stock for issuance to the Merged Plan in connection with elections by participants to allocate a portion of their plan account balances (up to the limits prescribed under the Merged Plan) to the Company stock fund investment option. The number of shares held by the ESOP immediately prior to the plan merger was 149,461 shares. Under the Merged Plan, discretionary contributions made by the Company will be invested at the direction of the plan participant, in accordance with participant plan elections. As of December 31, 2024, the Merged Plan held 115,292 shares of our common stock.

Director Compensation

We pay our non-executive officer directors based on the director’s participation in board meetings held throughout the year, TCCC pays its non-executive officer directors in the same manner, and the Bank pays its non-executive officer directors based on the director’s participation in its board of directors and committee meetings. We also grant our non-executive officer directors, other than Tony Scavuzzo, restricted stock. During fiscal year 2024, (i) directors received $333 per board meeting attended for the Company’s board of directors, $333 per Bank board meeting attended and $333 per TCCC board meeting attended, (ii) the Bank’s non-executive officer directors also received a quarterly stipend of $5,000 and a fee per committee meeting attended, which varied based on the particular committee, and (iii) the Company’s non-executive officer directors also received a quarterly stipend of $5,000. During fiscal year 2024, we also granted each of the Company’s non-executive officer directors, other than Tony Scavuzzo, restricted stock with a value of $19,981.

The committees of the Bank’s board of directors are the Directors’ Loan Committee, the Asset Liability and Investment Committee, or ALCO, the Risk Committee and the Director Information Technology Committee, and the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are joint committees of the Company’s board of directors and the Bank’s board of directors. The following table sets forth the fees each member of the committees received per meeting attended, as well as a quarterly stipend paid to the Chairpersons of each committee, during fiscal year 2024.

	Fee Per Meeting Attended ($)	Chairperson’s Quarterly Stipend ($)
Executive Committee	—	—
Directors’ Loan Committee	300	1,000
Audit Committee	400	1,375
ALCO	300	938
Compensation Committee	250	1,375
Director Information Technology Committee	300	750
Corporate Governance and Nominating Committee	300	1,375
Risk Committee	300	750

The following table sets forth compensation paid, earned or awarded during 2024 to each of our non-executive officer directors in 2024. Bart O. Caraway’s compensation is described above in “Summary Compensation Table.” The table also includes compensation earned by each non-executive officer director that is attributable to his or her service as a director of the Bank and TCCC.

	Director fees earned or paid in cash ($)	Stock Awards ($)(1)	All other compensation ($)(2)	Total ($)
Carolyn Bailey	74,824	19,981	—	94,805
Dr. Martin Basaldua	57,624	19,981	1,644	79,249
Dennis Bonnen	59,491	19,981	150,000	229,472
W. Donald Brunson	74,074	19,981	—	94,055
Troy A. Glander	63,424	19,981	225	83,630
Shelton J. McDonald	71,924	19,981	—	91,905
David Phelps	74,024	19,981	—	94,005
Tony Scavuzzo	64,226	—	—	64,226
Joseph L. Stunja	69,125	19,981	1,400	90,506
Reagan Swinbank	61,024	19,981	—	81,005

(1)

The grant date fair value of each award is based on the number of shares granted and the Nasdaq closing price of our common stock on the date of grant. As of December 31, 2024, the number of unvested shares of restricted stock outstanding for each non-executive officer director was as follows: 1,594 for Ms. Bailey; 1,594 for Dr. Basaldua; 1,594 for Mr. Bonnen; 1,594 for Mr. Brunson; 1,594 for Mr. Glander; 1,594 for Mr. McDonald; 1,594 for Mr. Phelps; 0 for Mr. Scavuzzo; 1,594 for Mr. Stunja; and 1,594 for Mr. Swinbank.

(2)

All other compensation for 2024 includes: $1,644 of life insurance premiums for Dr. Basaldua; $150,000 of consulting fees paid to Mr. Bonnen pursuant to his consulting agreement; $225 of life insurance premiums for Mr. Glander; and $1,400 of life insurance premiums for Mr. Stunja.

Directors are also entitled to the protection provided by the indemnification provisions in the Certificate of Formation and Bylaws, and, to the extent that they are also directors of the Bank and TCCC, the certificate of formation and bylaws of the Bank and the certificate of formation and bylaws of TCCC.

Compensation Policies and Practices and Risk Management

We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as (a) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (b) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

During the year ended December 31, 2024, the members of our Compensation Committee were Ms. Carolyn Bailey, Dr. Martin Basaldua, Mr. Troy A. Glander, Mr. Shelton McDonald and Mr. Tony Scavuzzo. None of the members of the Compensation Committee (a) was an officer or employee of the Company or its subsidiary in 2024, (b) was formerly an officer or employee of the Company or its subsidiary or (c) had any relationship that required disclosure under the section titled “Certain Relationships and Related Person Transactions”.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining available for Future Issuance Under Equity Compensation Plans (excluding column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	1,217,495	$19.35	111,843
Equity compensation plans not approved by shareholders	—	—	—

Total	1,217,495	$19.35	111,843

(1)	The number of shares available for future issuance includes 13,806 shares available under the 2017 Plan and 98,037 shares available under the 2019 Plan.
Equity Compensation Grant Practices
The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and other named executive officers. The Compensation Committee approves annual equity award grants to the named executive officers and other executive officers in March following each fiscal year end. Annual equity awards have historically been granted on or around March 15. In addition to the annual grants, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. We do not grant equity awards in anticipation of the release of material nonpublic information, or time the release of material nonpublic information based on equity award grant dates, vesting events, or sale events. For all stock option awards, the exercise price is the closing price of our common stock on Nasdaq on the date of the grant. If the grant date falls on a non-trading
day, the exercise price is the closing price of our common stock on Nasdaq on the last trading day preceding the date of grant. No off-cycle
stock option awards were granted to named executive officers in fiscal year 2024. During fiscal year 2024, we did not grant equity awards to our named executive officers during any period beginning four business days before the filing of a Form
10-K
or Form
10-Q,
or the filing or furnishing of a Form
8-K
that discloses material nonpublic information (other than a Form
8-K
disclosing a material new option grant under Item 5.02(e) of Form
8-K),
and ending one business day after the filing or furnishing of such report with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Our loans and deposits with these parties have been made and accepted in compliance with applicable regulations and our written policies. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

We entered into a consulting agreement with Mr. Dennis Bonnen, one of our directors, effective as of January 1, 2023, pursuant to which Mr. Bonnen served the Company as a consultant and advisor on an as-needed basis during the Consulting Period (as defined below) to assist the Company in developing and executing business development activities and strategies, including potential expansion of business opportunities for the Bank and the Company. The consulting agreement was in effect from January 1, 2023 to December 31, 2024 (the “Consulting Period”). During the Consulting Period, Mr. Bonnen was paid $12,500 per calendar month for his services, payable on a monthly basis in arrears and pro-rated for any partial months. Pursuant to the consulting agreement, Mr. Bonnen is subject to a confidentiality covenant, a non-competition covenant for one year following the expiration of the Consulting Period, and a non-solicitation covenant for one year following the expiration of the Consulting Period. We paid Mr. Bonnen $150,000 pursuant to the consulting agreement for the year ended December 31, 2024.

Transactions by the Bank or us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions. See our Annual Report on Form 10-K, Item 1. Business—Supervision and Regulation.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Audit Committee of the board of directors for approval. The committee of the board of directors shall review the related person transaction in accordance with the criteria set forth in the policy, taking into account all of the relevant facts and circumstances available to the committee of the board of directors. Based on the conclusions reached, the committee of the board of directors shall evaluate all options, including, without limitation, approval, ratification, amendment or termination of the related person transaction or, with respect to any related person transaction that is no longer pending or ongoing, rescission and/or disciplinary action. Approval of such transactions shall be given only if it is determined by the committee of the board of directors that such transaction is in, or not inconsistent with, the best interests of the Company and our shareholders.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 24, 2025, by (1) each director, director nominee and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person, subject to applicable community property laws.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days, or issuable upon conversion of Series A Preferred Stock currently convertible or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the individual or entity holding such options or Series A Preferred Stock but are not deemed outstanding for computing the percentage ownership of any other individual or entity. Unless otherwise noted, the address for each director, director nominee and named executive officer listed in the table below is c/o Third Coast Bancshares, Inc., 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(21)
5% Shareholders:
AllianceBernstein L.P.(1)	688,427	5.0%
BlackRock, Inc.(2)	902,712	6.5%
Castle Creek Capital VIII LLC(3)	1,519,093	9.9%
Directors, Director Nominees and Named Executive Officers:
Carolyn Bailey(4)	15,426	*
Dr. Martin Basaldua(5)	106,139	*
William (Bill) Bobbora(6)	78,556	*
Dennis Bonnen(7)	156,329	1.1%
W. Donald Brunson(8)	56,618	*
Bart O. Caraway(9)	299,335	2.1%
David Phelps(10)	18,234	*
Troy A. Glander(11)	43,889	*
Shelton J. McDonald(12)	12,826	*
R. John McWhorter(13)	328,726	2.4%
Tony Scavuzzo(14)	—	—
Joseph L. Stunja(15)	222,267	1.6%
Reagan Swinbank(16)	68,740	*
Dr. Greg Bonnen(17)	150,744	1.1%
Lynn Eisenhart(18)	962	*
Mary Stich(19)	2,274	*
Directors and Executive Officers as a group (17 persons) (20)	1,463,466	10.28%

*	Represents beneficial ownership of less than 1%.

(1)

Based on a Schedule 13G/A filed by AllianceBernstein L.P. with the SEC on February 5, 2025, which reported that it is the beneficial owner of 688,427 shares and that it has sole voting and dispositive power with respect to all of such shares. The address for AllianceBernstein L.P. is 501 Commerce Street, Nashville, TN 37203.

(2)

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2024, which reported that it is the beneficial owner of 902,712 shares and that it has sole voting power with respect to 884,951 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to all of such shares and shared dispositive power with respect to none of such shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)

Represents shares of common stock issuable upon conversion of the Company’s Series A Convertible Non-Cumulative Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”), beneficially owned by Castle Creek Capital VIII LLC (“CCC VIII”), the general partner of Castle Creek Capital Partners VIII, LP (“Fund VIII”) and Castle Creek Capital Partners VIII Co-Investment Fund A, LP (“Fund VIII Co-Invest”, and together with Fund VIII, the “Fund VIII Entities”) (based upon the conversion rate as of March 24, 2025 as set forth in the Certificate of Designation, Preferences and Rights of Series A Convertible Non-Cumulative Preferred Stock of Third Coast Bancshares, Inc. (the “Series A Certificate of Designation”)). Based on information contained in a Schedule 13D/A jointly filed by Castle Creek Capital VII LLC, Castle Creek Capital Partners VII LP, the Fund VIII Entities and CCC VIII with the SEC on November 20, 2024, (i) Fund VIII was the beneficial owner of 1,261,289 shares and had sole voting power with respect to none of such shares, shared voting power with respect to all of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all of such shares, (ii) Fund VIII Co-Invest was the beneficial owner of 241,733 shares and had sole voting power with respect to none of such shares, shared voting power with respect to all of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all of such shares, and (iii) CCC VIII was the beneficial owner of 1,503,022 shares and had sole voting power with respect to none of such shares, shared voting power with respect to all of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all of such shares. CCC VIII disclaims beneficial ownership of the common stock owned by Fund VIII and Fund VIII Co-Invest, except to the extent of its pecuniary interest therein. Excludes 75,894 shares of common stock issuable upon conversion of approximately 1,708 shares of Series A Preferred Stock (based upon the conversion rate as of March 24, 2025 as set forth in the Series A Certificate of Designation) held by the Fund VIII Entities (due to the legal and contractual restrictions on the Fund VIII Entities’ ownership of common stock described in the Schedule 13D/A) and warrants to purchase 119,000 shares of common stock (“Warrants”). Since the Fund VIII Entities do not presently, and will not within 60 days after March 24, 2025, have the right to acquire common stock in respect of such Series A Preferred Stock and Warrants, those underlying shares are not included in the amount reported herein. The address for the Fund VIII Entities and CCC VIII is 11682 El Camino Real Suite 320, San Diego, CA 92130.

(4)

Includes (i) 6,864 shares held by Ms. Bailey individually, (ii) 1,600 shares held by Ms. Bailey’s individual retirement account, (iii) options to purchase 6,000 shares of common stock, and (iv) 962 shares of restricted stock held by Ms. Bailey individually, which will vest in full on May 30, 2025.

(5)

Includes (i) 36,248 shares held by Pinnacle Executive Services LLC over which Dr. Basaldua has shared voting and investment control and may be deemed beneficially owned by Dr. Basaldua, (ii) 18,181 shares held by Dr. Basaldua individually, (iii) 37,525 shares held by Dr. Basaldua’s individual retirement account, (iv) options to purchase 11,000 shares of common stock, (v) 962 shares of restricted stock held by Dr. Basaldua individually, which will vest in full on May 30, 2025, and (vi) 2,223 shares issuable upon conversion of 50 shares of Series A Preferred Stock held by Dr. Basaldua individually.

(6)

Includes (i) 33,387 shared held by Mr. Bobbora individually, (ii) 6,850 shares held by Mr. Bobbora’s individual retirement account, (iii) options to purchase 22,500 shares of common stock, (iv) 3,161 shares of restricted stock held by Mr. Bobbora individually, which will vest in full on March 15, 2026, (v) 5,091 shares of restricted stock held by Mr. Bobbora individually, which will vest in equal increments on March 15, 2026 and March 15, 2027, (vi) 5,712 shares of restricted stock held by Mr. Bobbora individually, which will vest in equal increments on March 15, 2026, March 15, 2027, and March 15, 2028, and (vii) 1,855 shares held by the Company’s ESOP and allocated to Mr. Bobbora’s account. Mr. Bobbora has the right to direct the ESOP trustee to vote the shares held by the Company’s ESOP and allocated to his account on all matters requiring the vote of our shareholders and as a ESOP participant, Mr. Bobbora may be deemed the beneficial owner of such shares.

(7)

Includes (i) 142,147 shares held by Mr. Bonnen individually, (ii) 5,675 shares held by Mr. Bonnen’s individual retirement account, (iii) 4,545 shares held by the individual retirement account of Mr. Bonnen’s spouse, (iv) options to purchase 3,000 shares of common stock, and (v) 962 shares of restricted stock held by Mr. Bonnen individually, which will vest in full on May 30, 2025.

(8)

Includes (i) 37,156 shares held by Mr. Brunson individually, (ii) 12,500 shares held by Mr. Brunson’s individual retirement account, (iii) options to purchase 6,000 shares of common stock, and (iv) 962 shares of restricted stock held by Mr. Brunson individually, which will vest in full on May 30, 2025.

(9)

Includes (i) 118,964 shares held by Mr. Caraway individually, (ii) 2,746 shares held by Mr. Caraway’s individual retirement account, (iii) options to purchase 158,300 shares of common stock, (iv) 2,500 shares of restricted stock held by Mr. Caraway individually, which will vest in full on February 1, 2026, (v) 5,795 shares of restricted stock held by Mr. Caraway individually, which will vest in full on March 15, 2026, (vi) 6,788 shares of restricted stock held by Mr. Caraway individually, which will vest in equal increments on March 15, 2026 and March 15, 2027, and (vii) 4,242 shares held by the Company’s ESOP and allocated to Mr. Caraway’s account. Mr. Caraway has the right to direct the ESOP trustee to vote the shares held by the Company’s ESOP and allocated to his account on all matters requiring the vote of our shareholders and as a ESOP participant, Mr. Caraway may be deemed the beneficial owner of such shares.

(10)

Includes (i) 6,827 shares held by Mr. Phelps individually, (ii) option to purchase 6,000 shares of common stock, (iii) 962 shares of restricted stock held by Mr. Phelps individually, which will vest in full on May 30, 2025, and (iv) 4,445 shares issuable upon conversion of 100 shares of Series A Preferred Stock held by Mr. Phelps individually.

(11)

Includes (i) 31,927 shares held by Mr. Glander individually, (ii) options to purchase 11,000 shares of common stock, and (iii) 962 shares of restricted stock held by Mr. Glander individually, which will vest in full on May 30, 2025.

(12)

Includes (i) 5,864 shares held by Mr. McDonald individually, (ii) options to purchase 6,000 shares of common stock, and (iii) 962 shares of restricted stock held by Mr. McDonald individually, which will vest in full on May 30, 2025.

(13)

Includes (i) 103,832 shares held by Mr. McWhorter individually, (ii) 55,538 shares held by Mr. McWhorter’s individual retirement account, (iii) 94,681 shares held by Richard and Amy McWhorter Management Trust of which Mr. McWhorter serves as the trustee, (iv) options to purchase 15,600 shares of common stock, (v) 3,581 shares held by the Company’s ESOP and allocated to Mr. McWhorter’s account, (vi) 1,000 shares of restricted stock held by Mr. McWhorter individually, which will vest in full on February 1, 2026, (vii) 1,054 shares of restricted stock held by Mr. McWhorter individually, which will vest in full on March 15, 2026, (viii) 8,995 shares of restricted stock held by Mr. McWhorter individually, which will vest in equal increments on March 15, 2026 and March 15, 2027, and (ix) 44,445 shares issuable upon conversion of 1,000 shares of Series A Preferred Stock held by Mr. McWhorter individually. Mr. McWhorter has the right to direct the ESOP trustee to vote the shares owned by the Company’s ESOP and allocated to his account on all matters requiring the vote of our shareholders and as a ESOP participant, Mr. McWhorter may be deemed the beneficial owner of such shares.

(14)

Mr. Scavuzzo is a managing principal of CCC VIII, Fund VIII and Fund VIII Co-Invest. Mr. Scavuzzo disclaims beneficial ownership of (i) 30,000 shares and 5,750 shares of Series A Preferred Stock owned by Fund VIII and Fund VIII Co-Invest, respectively, and (ii) 119,000 Warrants owned by Fund VIII, in each case except to the extent of his pecuniary interest in Fund VIII.

(15)

Includes (i) 14,614 shares held by Mr. Stunja individually, (ii) 129,024 shares held by The Stunja Family Trust of which Mr. Stunja serves as the trustee, (iii) options to purchase 11,000 shares of common stock, (iv) 962 shares of restricted stock held by Mr. Stunja individually, which will vest in full on May 30, 2025, and (v) 66,667 shares issuable upon conversion of 1,500 shares of Series A Preferred Stock held by The Stunja Family Trust of which Mr. Stunja serves as the trustee.

(16)

Includes (i) 40,945 shares held by Mr. Swinbank individually, (ii) 20,833 shares held by RTS Family LP of which Mr. Swinbank is a partner, (iii) options to purchase 6,000 shares of common stock, and (iv) 962 shares of restricted stock held by Mr. Swinbank individually, which will vest in full on May 30, 2025.

(17)

Includes (i) 2,632 shares held by Dr. Bonnen individually, (ii) 144,150 shares held by Bonnen Investment LLP for which Dr. Bonnen serves as a member of the Limited Partnership and has shared voting and investment control and may be deemed beneficially owned by Dr. Bonnen, (iii) options to purchase 3,000 shares of common stock, and (iv) 962 share of restricted stock held by Dr. Bonnen individually, which will vest in full on May 30, 2025.

(18)	Includes 962 shares of restricted stock held by Ms. Eisenhart individually, which will vest in full on May 30, 2025.

(19)	Includes (i) 1,312 shares held by Ms. Stich individually, and (ii) 962 shares of restricted stock held by Ms. Stich individually, which will vest in full on May 30, 2025.

(20)

Includes (i) options held by a director or executive officer to purchase 289,100 shares of common stock and (ii) 117,780 shares of common stock issuable upon conversion of 2,650 shares of Series A Preferred Stock held by a director, executive officer, or entity in which a director is a principal. Shares beneficially owned also include 13,191 shares held by the Company’s ESOP and allocated to our directors’ and executive officers’ accounts. Each ESOP participant has the right to direct the ESOP trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as a ESOP participant, our directors and executive officers may be deemed the beneficial owner of such shares. Shares beneficially owned also include 4,250 shares of restricted stock, which will vest in full on February 1, 2026, 20,446 shares of restricted stock, which will vest in full on March 15, 2026, 10,438 shares of restricted stock, which will vest in full on March 15, 2027, 4,956 shares of restricted stock, which will vest in equal increments on October 1, 2025 and October 1, 2026, 8,658 shares of restricted stock, which will vest in full on May 30, 2025, and 9,108 shares of restricted stock, which will vest in equal increments on March 15, 2026, March 15, 2027, and March 15, 2028.

(21)

Percentages are based on 13,825,286 shares of common stock issued and outstanding at March 24, 2025. For purposes of computing the percentage of outstanding shares of common stock held by any individual or entity listed in this table, any shares of common stock that such individual or entity has the right to acquire pursuant to the exercise of a stock option or conversion of any Series A Preferred Stock that is exercisable, will vest or is convertible within 60 days of March 24, 2025 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or entity.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Whitley Penn LLP their audit of the Company’s 2024 financial statements. During 2024 and 2025, the Audit Committee met with Whitley Penn LLP, with and without management present, to discuss the results of their examinations, their observations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with Whitley Penn LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, (“PCAOB”), and the SEC and such other matters as are required to be discussed with the Audit Committee. The Audit Committee also discussed with Whitley Penn LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Whitley Penn LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.

Based on its review and discussions noted above, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2024.

The Audit Committee of the Board of Directors

Carolyn Bailey (Chair) W. Donald Brunson Troy A. Glander Shelton McDonald David Phelps

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2026 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than December 18, 2025. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2026 annual meeting of shareholders, no earlier than January 22, 2026 and no later than February 21, 2026. Additionally, for nominations of persons for election to the board of directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than December 23, 2025 and no later than January 22, 2026. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).

However, in the case of shareholder proposals and shareholder nominations, if the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then the notice must be received no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. All notices to us must also provide certain information set forth in the Bylaws. A copy of the Bylaws may be obtained upon written request to the Secretary of the Company.

Shareholder proposals and nominations should be submitted to the Secretary of the Company and the Chairman of the Corporate Governance and Nominating Committee of Third Coast Bancshares, Inc., Attn: Secretary, 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our common stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16 forms they file.

Based solely on our review of the copies of such reports furnished to us and representations from certain reporting persons that they have complied with the applicable filing requirements, we believe that during the year ended December 31, 2024, all Section 16(a) reporting requirements applicable to our officers, directors and greater than 10% shareholders were complied with, with the exception of (i) a late filing of a Form 4 for Christopher Peacock reporting shares of our common stock transferred to the Company in order to satisfy tax withholding obligations incurred upon the vesting of restricted stock awards and (ii) a late filing of a Form 4 for William (Bill) Bobbora reporting the open market purchase of shares of our common stock. These late filings were due to administrative oversight.

OTHER MATTERS

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Certain risks and uncertainties that could cause our actual results to differ materially from those set forth in such forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by applicable laws.

Information Referenced in this Proxy Statement

The content contained on, or that can be accessed through, the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.

Other Business

The board of directors does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Third Coast Bancshares, Inc.

For Shareholders of record as of March 24, 2025

Thursday, May 22, 2025 10:00 AM, Central Time

Third Coast Bank, 20202 Highway 59 North, Suite 190, Humble, Texas 77338

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 10:00 AM, Central Time, May 22, 2025.

Internet:

www.proxydocs.com/TCBX

•  Cast your vote online

•  Have your Proxy Card ready

•  Follow the simple instructions to record your vote

Phone:

1-866-377-1856

•  Use any touch-tone telephone

•  Have your Proxy Card ready

•  Follow the simple recorded instructions

Mail:

•  Mark, sign and date your Proxy Card

•  Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bart O. Caraway and Troy A. Glander (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authority to vote all the shares of capital stock of Third Coast Bancshares, Inc. (“the Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on May 22, 2025 and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the Annual Meeting and any adjournment or postponement thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors.

This card also constitutes confidential voting instructions for participants in the Third Coast Bank 401(k) and Employee Stock Ownership Plan (“ESOP”). If you are an ESOP participant, then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the ESOP trustee for the shares allocated to your ESOP account. Shares in the ESOP for which voting instructions are not received by 5:00 p.m., Central Time, on May 16, 2025, or if no choice is specified, will be voted by the ESOP trustee as directed by the ESOP administrator. The ESOP trustee will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Third Coast Bancshares, Inc. Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.

To elect four (4) Class C directors to serve on the board of directors of the Company until the Company’s 2028 annual meeting of shareholders, one (1) Class A director to serve on the board of directors of the Company until the Company’s 2026 annual meeting of shareholders, and one (1) Class B director to serve on the board of directors of the Company until the Company’s 2027 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

Class C Director Nominees
		FOR	AGAINST	ABSTAIN
	1.01 Martin Basaldua	☐	☐	☐	FOR

	1.02 David Phelps	☐	☐	☐	FOR

	1.03 Reagan Swinbank	☐	☐	☐	FOR

	1.04 Greg Bonnen	☐	☐	☐	FOR

Class A Director Nominee

	1.05 Mary Stich	☐	☐	☐	FOR

Class B Director Nominee

	1.06 Lynn Eisenhart	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025; and	☐	☐	☐	FOR

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

☐	Check here if you plan to attend the Annual Meeting.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date